Exhibit 4.1

Execution Version

RHP HOTEL PROPERTIES, LP

and

RHP FINANCE CORPORATION,

as Issuers,

RYMAN HOSPITALITY PROPERTIES, INC.,

as Parent and a Guarantor,

the other GUARANTORS named herein,

as Guarantors,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of August 25, 2026

6.250% Senior Notes due 2035

Table of Contents

i

EXHIBITS:

Exhibit A – Form of Note

Exhibit B – Form of Legends

Exhibit C – Form of Certificate

Exhibit D – Form of Guaranty

Exhibit E – Form of Supplemental Indenture in Respect of Subsidiary Guaranty

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of August 25, 2026, by and among RHP Hotel Properties, LP, a Delaware limited partnership (“Opco”), RHP Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”, each, an “Issuer”), Ryman Hospitality Properties, Inc., a Delaware corporation (“Parent”), as a Guarantor, each of the other Guarantors named herein, as Guarantors, and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”).

The Issuers have duly authorized the creation of an issue of 6.250% Senior Notes due 2035 and, to provide therefor, the Issuers, Parent and the other Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuers and authenticated and delivered hereunder, the valid and binding obligations of the Issuers and to make this Indenture a valid and binding agreement of the Issuers and the Guarantors have been done.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions. Set forth below are certain defined terms used in this Indenture.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)            Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(2)            any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means with respect to any Note on any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (a) the present value at such redemption date of (i) the Redemption Price of the Note at August 15, 2029 (such Redemption Price being set forth in the table appearing in Section 5 of the Notes) plus (ii) all required interest payments due on the Note through August 15, 2029 (excluding interest paid prior to the redemption date and accrued but unpaid interest, if any, to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the principal amount of the Note on such redemption date.

“Asset Acquisition” means:

(1)            an Investment by Parent or any of the Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged, amalgamated or consolidated with and into Parent or any of the Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of Parent or any of the Restricted Subsidiaries on the date of such investment; or

(2)            an acquisition by Parent or any of the Restricted Subsidiaries from any other Person of assets or one or more properties of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of Parent or any of the Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by Parent or any of the Restricted Subsidiaries, other than to Parent or a Restricted Subsidiary, of:

(1)            all or substantially all of the Capital Stock of such Restricted Subsidiary, whether in a single transaction or a series of transactions; or

(2)            all or substantially all of the assets that constitute a division or line of business, or one or more properties, of Parent or any of the Restricted Subsidiaries, whether in a single transaction or a series of transactions.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by Parent or any of the Restricted Subsidiaries to any Person other than Parent or any of the Restricted Subsidiaries of:

(1)            all or any of the Capital Stock of any Restricted Subsidiary;

(2)            all or substantially all of the assets that constitute a division or line of business of Parent or any of the Restricted Subsidiaries; or

(3)            any property and assets of Parent or any of the Restricted Subsidiaries outside the ordinary course of business of Parent or such Restricted Subsidiary;

that (in each of (1), (2) and (3)), is not governed by the provisions of Section 5.01; provided, however, that “Asset Sale” shall not include:

(1)            the lease or sublease of any Real Estate Asset;

(2)            sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

(3)            the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Issuers as permitted under Section 5.01;

(4)            the license or sublicense of intellectual property or other general intangibles;

(5)            the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned directly or indirectly by the Issuers after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(6)            the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(7)            any Restricted Payment permitted by Section 4.09 or that constitutes a Permitted Investment;

(8)            sales, transfers or other dispositions of assets or the issuance of Capital Stock of a Restricted Subsidiary with a fair market value not in excess of $55,000,000 in any transaction or series of related transactions;

(9)            sales or other dispositions of assets (including Capital Stock of a Restricted Subsidiary) for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy Section 4.11(c)(ii);

(10)          sales or other dispositions of cash or Temporary Cash Investments;

(11)          the creation, granting, perfection or realization of any Lien permitted under this Indenture;

(12)          the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of Parent and the Restricted Subsidiaries, taken as a whole;

(13)          sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in Parent’s reasonable judgment, are no longer used or useful in the business of Parent or the Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(14)          the voluntary unwinding of any hedging agreements or other derivative instruments (including any Interest Rate Agreements) other than those entered into for speculative purposes;

(15)          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in the bankruptcy or similar proceedings and exclusive factoring or similar arrangements;

(16)          dispositions of Opry Assets in one or a series of transaction for consideration in an amount not less than the fair market value of such assets;

(17)          dispositions of property or assets in connection with the granting of state or local tax or economic development incentives, provided that (a) the use of such property or assets by Parent or any of its Restricted Subsidiaries is not materially limited or restricted thereby, and (b) such dispositions are either (i) for nominal consideration pursuant to arrangements that also provide for the return of such property or assets to Parent or one of its Restricted Subsidiaries for nominal consideration at the conclusion of the related agreements, or (ii) for consideration that is no less favorable to Parent or its Restricted Subsidiaries than would be achieved in an arms’ length transaction with a Person that is not an Affiliate of Parent;

(18)          any issuance or sale of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no material assets other than the Capital Stock of such Unrestricted Subsidiary); and

(19)          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in the bankruptcy or similar proceedings and exclusive factoring or similar arrangements.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)            the sum of the products of:

(x) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(y) the amount of such principal payment; by

(2)            the sum of all such principal payments.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the Corporate Trust Office of the Trustee are authorized or required by law, regulation or executive order to close.

“Capital Markets Indebtedness” means Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement of securities to institutional investors; provided that notwithstanding the foregoing, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities, Indebtedness Incurred in connection with a Sale and Leaseback Transaction, Indebtedness Incurred in the ordinary course of business of the issuer, Capitalized Lease Obligations, recourse transfer of any financial asset, obligations secured by a single property or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock; provided, for the avoidance of doubt, that any debt security convertible into or exchangeable for such shares, interests or participations, shall not be treated as Capital Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1)            any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and l4(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than (a) Parent or a Subsidiary of Parent or (b) in any such transaction where the Voting Stock of Parent outstanding immediately prior to such transaction constitutes or is converted or exchanged for a majority of shares of the Voting Stock of such surviving or transferee Person; provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole shall not constitute a Change of Control;

(2)            a “person” or “group” (as such terms are defined in Sections 13(d) and l4(d)(2) of the Exchange Act), other than Parent or any Subsidiary of Parent, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Opco or any of its direct or indirect parent companies on a fully diluted basis; or

(3)            the approval by the holders of Capital Stock of an Issuer of any plan or proposal for the liquidation or dissolution of Parent or an Issuer (whether or not otherwise in compliance with the provisions of this Indenture).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Common Units” means any common units of Opco.

“Consolidated EBITDA” means, for any period, the aggregate net income (or loss) attributable to Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, increased by, to the extent such amount was deducted in calculating such net income (without duplication):

(1)            net income from discontinued operations;

(2)            provision for income taxes;

(3)            loss from unconsolidated entities;

(4)            interest expense, net (other than interest income on the bonds referenced in the definition of Opry Assets);

(5)            depreciation and amortization;

(6)            preopening costs;

(7)            non-cash ground lease expense;

(8)            equity-based compensation expense;

(9)            impairment charges;

(10)          closing costs of completed acquisition;

(11)          any (gain) or loss, together with any related provision for taxes on such (gain) or loss, realized in connection with: (a) any disposition of assets by Parent or any Restricted Subsidiary outside the ordinary course of business; or (b) the disposition of any securities by Parent or any Restricted Subsidiary or the extinguishment of any Indebtedness of Parent or a Restricted Subsidiary;

(12)          pension settlement charges; and

(13)          all other non-cash expenses (including, but not limited to, the non-cash portion of (a) non-cash write-offs of goodwill, intangibles and long-lived assets, (b) ground rents expense, but excluding any other such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, and (c) non-cash equity-based compensation).

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of Parent and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

(1)            the interest portion of any deferred payment obligations;

(2)            all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(3)            the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of Parent or any Restricted Subsidiary; and

(4)            all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Parent and the Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of debt discount, amortization of deferred financing charges, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees and (v) non-cash costs associated with Interest Rate Agreements or attributable to mark-to-market valuation of derivative instruments pursuant to GAAP.

“Construction Indebtedness” means, with respect to any Person, any Indebtedness Incurred to finance the cost of design, development, construction and opening of new or redeveloped assets that will be used or useful in a Permitted Business, including the cost of acquisition of related property, plant or equipment, to be owned by such Person or any of its Restricted Subsidiaries and which is designated by such Person as “Construction Indebtedness.”

“Corporate Trust Office” for administration of this Indenture means the corporate trust office of the Trustee, 111 Fillmore Ave E, Saint-Paul, MN 55107, Attention: Corporate Trust Services, Ryman Administrator, or such other office, designated by the Trustee by written notice to the Issuers, at which at any particular time its corporate trust business shall be administered.

“Credit Agreement” means the Credit Agreement, dated as of May 18, 2023, as modified pursuant to (i) that certain Letter Agreement, dated as of July 28, 2023, (ii) that certain Incremental Tranche B Term Loan Agreement, dated as of April 12, 2024, (iii) that certain Second Incremental Tranche B Term Loan Agreement, dated as of December 19, 2024, and (iv) that certain Amendment No. 1 to Credit Agreement, dated as of January 28, 2026, by and among Opco and the Restricted Subsidiaries now or hereafter party thereto as borrowers or guarantors, Parent, as guarantor, the lenders party thereto in their capacities as lenders thereunder and Wells Fargo Bank, National Association, as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents), including the Revolving Credit Facility and the Term Loan B.

“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, swing line loans, notes, securities, letters of credit, swaps, treasury management agreements or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of either Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by an Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale (other than Replacement Assets and Indebtedness described in the proviso in Section 4.11(a)(ii) of this Indenture) that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of Parent, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)            required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2)            redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock); or

(3)            convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.07 and 4.11 and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09. Disqualified Stock shall not include (i) Capital Stock that is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (ii) Capital Stock issued to any future, present or former employee, director, officer or consultant of Parent, an Issuer (or any of their respective direct or indirect parents or Subsidiaries) that is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. Disqualified Stock shall not include Common Units.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of Opco or Parent (other than Disqualified Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with Article IV of this Indenture, any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $15,000,000 will be as determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of Parent acting in good faith, each of whose determination will be conclusive.

“Fitch” means Fitch, Inc. and its successors.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.15.

“Funds From Operations” for any period means the consolidated net income attributable to Parent and the Restricted Subsidiaries for such period determined in conformity with GAAP, excluding REIT conversion costs and plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (without giving effect to SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in this Indenture, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

If there occurs subsequent to the Issue Date a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any term or measure used in any covenant in this Indenture (an “Accounting Change”) then the Issuers may elect, as evidenced by a written notice of the Issuers to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

“Grande Lakes Acquisition” means the acquisition of the JW Marriott Orlando Grande Lakes Resort and the Ritz Carlton Orlando, Grande Lakes located in Orlando, Florida from GLO Hotel Owner LLC for an aggregate purchase price of approximately $1.38 billion.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantor” means Parent and each Subsidiary Guarantor.

“Guaranty” means a Guarantee by a Guarantor of the payment of the Notes by such Guarantor.

“Holder” means any registered holder on the books of the Registrar, from time to time, of the Notes.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that (1) the committed but undrawn portion of any Construction Indebtedness available to any Person will be deemed to be Incurred by such Person at the time of such commitment, will not be deemed to be Incurred upon being subsequently drawn, and will be deemed to be no longer Incurred to the extent such commitment terminates or is withdrawn without being subsequently drawn and (2) neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)            all indebtedness of such Person for borrowed money;

(2)            all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)            the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4)            all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables;

(5)            all Capitalized Lease Obligations and Attributable Debt;

(6)            all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)            all Indebtedness of other Persons Guaranteed by such Person (excluding Permitted Non-Recourse Guarantees) to the extent such Indebtedness is Guaranteed by such Person; and

(8)            to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

(1)            the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

(2)            Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

(3)            Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of the Issuers or any of the Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuers and the Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(4)            Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations Incurred in the ordinary course of business and consistent with past practices; and

(5)            Indebtedness shall not include the committed but undrawn portion of any Construction Indebtedness of such Person.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“interest” means, unless the context otherwise requires, with respect to the Notes, interest on the Notes.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(x) the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to

(y) the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation (and without duplication),

(1)            pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)            Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)            pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions (including any Indebtedness Incurred or repaid under a revolving credit or similar arrangement)) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4)            pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to (i) the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that is or has become a Restricted Subsidiary or has been merged with or into an Issuer or any of its Restricted Subsidiaries during such Reference Period or subsequent to the end of the related Four Quarter Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period or subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5)            the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(6)            Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Issuers may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Payment Date” means the applicable Interest Payment Date specified in the Notes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any other Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers and distributors and trade credit made in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of Parent and the Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)            the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)            the fair market value of the Capital Stock (or any other Investment), held by Parent or any of the Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.09:

(i)             “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to Parent or any of the Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(ii)            the fair market value of the assets (net of liabilities (other than liabilities to Parent or any of the Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(iii)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Status” means, with respect to the Issuers, when the Notes have ratings from at least two Rating Agencies of (1) “Baa3” or higher from Moody’s, (2) “BBB–” or higher from S&P and (3) “BBB–” or higher from Fitch, in each case published by the applicable agency. The Notes will be deemed to have ceased to be rated as investment grade by a Rating Agency during any period in which such Rating Agency is not providing a rating for the Notes.

“Issue Date” means August 25, 2026.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Condition Transaction” means any acquisition or Investment, including by way of merger, amalgamation or consolidation, by an Issuer or any other Restricted Subsidiary whose consummation is not conditioned upon the availability of, or on obtaining, third-party financing.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to Parent or any of the Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents, net of brokerage and sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale and (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Net Short” means, with respect to a holder of the Notes or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to an Issuer or any Guarantor immediately prior to such date of determination.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Notes” means the Issuers’ 6.250% Senior Notes due 2035 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the sale of the Initial Notes as described in the Offering Memorandum.

“Offering Memorandum” means the final Offering Memorandum dated August 11, 2026, pursuant to which the Notes issued on the Issue Date were offered to investors.

“Officer” means any of the following with respect to any Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer, any Assistant Treasurer, the Controller, the General Counsel or the Secretary or any Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of Parent or each of the Issuers, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to the Issuers, or a Guarantor.

“Opry Assets” means the then existing tangible and intangible assets described as the Grand Ole Opry, the Ryman Auditorium, the General Jackson Showboat, the Gaylord Springs Golf Links, the Wildhorse Saloon, WSM-AM, Ole Red and Parent’s equity investment in Circle Media, LLC (f/k/a New Country Ventures, LLC) in Part I of Parent’s annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission, and subsequent filings, together with (a) the taxable special obligation bonds of Prince George’s County, Maryland issued in 2005 in connection with the National Harbor convention center project, with an initial principal amount of $95,000,000, (b) the taxable subordinate special obligation bonds of Prince George’s County, Maryland issued in 2008 in connection with the National Harbor convention center project, with an initial principal amount of $50,000,000, (c) any assets of Parent or Subsidiaries reflected in the “Entertainment” segment of Parent’s business from time to time in filings with the Securities and Exchange Commission and (d) other assets of Parent or any Subsidiaries with an aggregate book value of up to $200,000,000 that Parent’s Board of Directors may designate as part of the Opry Assets (after netting any debt assumed); provided that assets designated as Opry Assets will not include the seven hotels owned as of February 17, 2021 by the Guarantors or other Subsidiaries.

“Outstanding Senior Notes” means the Issuers’ outstanding (i) 7.250% Senior Notes due 2028, (ii) 4.500% Senior Notes due 2029, (iii) 6.500% Senior Notes due 2032, (iv) 6.500% Senior Notes due 2033 and (v) 5.750% Senior Notes due 2034.

“Pari Passu Indebtedness” means any Indebtedness of an Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Subsidiary Guaranty thereof by such Subsidiary Guarantor, as applicable.

“Performance References” has the meaning assigned to such term in the definition of “Derivative Instrument.”

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which Parent and Restricted Subsidiaries are engaged in on the Issue Date, any business activity related to properties customarily constituting assets of a REIT owning assets in the hospitality or entertainment industries, or any business reasonably related, ancillary, incidental or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Government Revenue Bond Indebtedness” means revenue bonds issued by a state or local government or an agency, authority or other instrumentality thereof, the proceeds of which are used to finance or refinance the acquisition, construction, equipping or improvement of facilities or property used in a Permitted Business, and any deferred lease obligation of Parent or any of its Restricted Subsidiaries relating thereto; provided, that (a) such revenue bonds are non-recourse to Parent and any of its Restricted Subsidiaries (unless and to the extent Parent or a Restricted Subsidiary is the holder of such bonds) and (b) the principal of, interest on or costs relating to such revenue bonds are payable solely from (i) proceeds of such bonds, (ii) all or an incremental portion of sales, use, lodgers’, property and other generally applicable taxes (not including income taxes), whether generated by or levied on such facilities or property or the activities and business conducted thereon or upon property located in a broader area, (iii) reserve funds created with proceeds of such bonds or with revenues described in (ii), (iv) a general or “moral obligation” pledge of a state or local government or agency, authority or other instrumentality thereof, or (v) if Parent or a Restricted Subsidiary is the holder of such bonds, payments made by Parent or a Restricted Subsidiary.

“Permitted Investment” means:

(1)            (a) an Investment in Parent or any of the Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Parent or any of the Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(2)            investments in cash and Temporary Cash Investments;

(3)            Investments made by Parent or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11 or from any other disposition or transfer of assets not constituting an Asset Sale;

(4)            Investments represented by Guarantees that are otherwise permitted under this Indenture;

(5)            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)            Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(7)            any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of Parent or Opco, which Parent or Opco did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;

(8)            obligations under Interest Rate Agreements otherwise permitted under this Indenture;

(9)            Permitted Mortgage Investments;

(10)          any transaction that constitutes an Investment to the extent permitted and made in accordance with Section 4.12(b) (except transactions pursuant to Sections 4.12(b)(i), (iv), (v), (viii), (ix) and (xii));

(11)          any Investment in any Subsidiary or joint venture in which Parent or any of the Restricted Subsidiaries owns Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) in connection with intercompany cash management arrangements or related activities in the ordinary course of business;

(12)          any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(13)          pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14)          any Investment acquired by Parent or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or rents receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of an issuer of such other Investment or accounts receivable or rents receivable or (b) as a result of a foreclosure by Parent or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15)          any Investment consisting of a loan or advance to officers, directors or employees of Parent or any of the Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of Parent or (b) for additional purposes made in the ordinary course of business, in the aggregate under this clause (15) not to exceed $5,000,000 at any one time outstanding;

(16)          any Investment made in connection with the funding of contributions under any nonqualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by Parent and any of the Restricted Subsidiaries in connection with such plans;

(17)          any Investment existing on the Issue Date or made pursuant to a binding commitment in each case in effect on the Issue Date or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Issue Date;

(18)          additional Investments not to exceed the greater of (x) $360,000,000 and (y) 4.0% of Adjusted Total Assets at any time outstanding;

(19)          Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause not to exceed the greater of (x) $360,000,000 and (y) 4.0% of Adjusted Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated EBITDA), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(20)          Entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees will not be permitted by this clause (20));

(21)          Investments in account receivables, trade credit, and advances to customers in the ordinary course of business; and

(22)          Investments in bonds, notes, loans or other Investments acquired solely as a means of implementing government tax or economic incentive programs relating to property or assets used in, and/or permitted public costs in connection with, a Permitted Business, and that shall be repaid from tax revenues.

“Permitted Liens” means:

(1)            Liens on any assets (including real or personal property) of Parent and any Restricted Subsidiary securing Indebtedness and other Obligations (A) under any Credit Facility that were permitted to be Incurred under Section 4.08(d)(i) or (B) permitted to be Incurred under both Sections 4.08(b) and 4.08(c);

(2)            Liens in favor of the Issuers or the Guarantors;

(3)            Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Parent or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with Parent or such Restricted Subsidiary or acquired by Parent or such Restricted Subsidiary;

(4)            Liens on property existing at the time of acquisition of the property by Parent or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Parent or such Restricted Subsidiary;

(5)            Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)            Liens to secure Indebtedness (including Capitalized Lease Obligations) Incurred under Sections 4.08(d)(xv) or 4.08(d)(xxi) covering only the assets acquired with such Indebtedness (or refinancings thereof) and directly related assets, including proceeds and replacements thereof;

(7)            Liens existing on the Issue Date and Liens relating to any refinancing of the obligations secured by such Liens; provided, that such Liens do not encumber any property other than the property (including proceeds) subject thereto on the Issue Date;

(8)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that, any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)            Liens securing Permitted Refinancing Indebtedness constituting Secured Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10)          Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11)          Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(12)          Liens incurred with respect to obligations that do not exceed $55,000,000 at any one time outstanding and Liens to secure Indebtedness incurred under Section 4.08(d)(xx);

(13)          pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Parent or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Parent or any Restricted Subsidiary or deposits or cash or government securities to secure surety or appeal bonds to which Parent or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14)          Liens imposed by law, including carriers’, warehousemen’s, materialman’s and mechanics’ Liens, in each case for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by GAAP (or deposits made pursuant to applicable law or bonds obtained from reputable insurance companies) shall have been made in respect thereof;

(15)          survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of Parent or a Restricted Subsidiary or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Parent or such Restricted Subsidiary;

(16)            leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of Parent or any of the Restricted Subsidiaries;

(17)            normal customary rights of setoff, revocation, refund or chargeback with respect to money or instruments upon deposits of cash in favor of collecting or payor banks or other depository institutions;

(18)            any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale and Leaseback Transaction);

(19)            Liens of cash or Temporary Cash Investments securing Interest Rate Agreements;

(20)            Liens, deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(21)            Liens on property or assets used to defease Indebtedness that was not incurred in violation of this Indenture;

(22)            Liens arising from precautionary uniform commercial code financing statements regarding operating leases and consignments;

(23)            Liens related to Permitted Government Revenue Bond Indebtedness and the implementation of related or similar governmental tax or economic incentive programs;

(24)            Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits if either (1) no amounts are due and payable and no Lien has been filed or agreed to, or (2) the validity or amount thereof is being contested in good faith by lawful proceedings, reserve or other provision required by GAAP has been made, and levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance;

(25)            any extension, renewal or replacement, in whole or in part of any Lien described in clauses (3), (4), (6) and (7) of this definition of “Permitted Liens”; provided that any such extension, renewal or replacement is no more restrictive in any material respect, taken as a whole, than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;

(26)            Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business and consistent with past practice, including, without limitation, the licensing of any intellectual property that Parent or any of its Subsidiaries determine to no longer utilize;

(27)            Liens Incurred in the ordinary course of business not securing Indebtedness and that do not, individually or in the aggregate, detract from the value of property or assets of Parent or any of its Restricted Subsidiaries in any manner material to Parent and its Restricted Subsidiaries taken as a whole;

(28)            Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(29)            Liens solely on any cash earnest money deposits made by Parent or a Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(30)            Liens securing Interest Rate Agreements permitted under Section 4.08(d)(iii);

(31)            Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by Parent or a Restricted Subsidiary in the ordinary course of business;

(32)            any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

(33)            Liens created by or resulting from any litigation or legal proceeding involving Parent or a Restricted Subsidiary in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings; provided that adequate reserves have been set aside by Parent or the relevant Restricted Subsidiary with respect thereto, and such Liens are discharged or stayed within 60 days of creation and no material property is subject to a material risk of loss or forfeiture.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a hotel, resort or other property customarily constituting an asset of a REIT specializing in properties relating to the hospitality and entertainment industries.

“Permitted Non-Recourse Guarantees” means customary indemnities or limited contingent guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by Parent or any of the Restricted Subsidiaries to finance the acquisition of real property that are directly or indirectly secured by only such real property (and any accessions, improvements and fixtures thereto) or by a pledge of the Capital Stock, and options, warrants or other rights to acquire such shares of Capital Stock, of a joint venture (so long as such joint venture is not a Restricted Subsidiary) or Unrestricted Subsidiary that owns such real property and is the borrower in such financing, and that may be full recourse or non-recourse to such joint venture or Unrestricted Subsidiary, but is non-recourse to Parent or any Restricted Subsidiary except for such indemnities and limited contingent guarantees as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions).

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of Parent or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)            the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon and the amount of any fees and expenses, including premiums, incurred in connection therewith);

(2)            such Permitted Refinancing Indebtedness has:

(a)            a final maturity date later than the earlier of (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (y) the date that is 91 days after the maturity of the Notes, and

(b)            an Average Life equal to or greater than the lesser of (x) the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (y) the date that is 91 days more than the Average Life of the Notes;

(3)            if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is contractually subordinated in right of payment to the Notes or any Guaranty, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

(4)            if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is pari passu in right of payment with the Notes or any Guaranty thereof, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Guaranty; and

(5)            such Indebtedness is Incurred either by Parent, an Issuer, any Subsidiary Guarantor or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

provided that clause (2) of this definition shall not apply to (x) any extension, refinancing, renewal, replacement, defeasance, discharge or refunding of any Indebtedness Incurred pursuant to Section 4.08(d)(xv) or (y) an aggregate amount of Indebtedness not to exceed $50,000,000 at any time outstanding that otherwise qualifies as “Permitted Refinancing Indebtedness.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Private Placement Legend” means the legends initially set forth on the Notes in the form set forth in Exhibit B.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an Asset Acquisition or (2) implemented and that are factually supportable and reasonably quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of Parent.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of an Issuer’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by the Issuers as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be.

“Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of an Issuer’s intention to effect such Change of Control.

“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) as compared to the rating of the Notes on the Issue Date by each of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by the Rating Agencies as described in clause (a), the Notes do not have an Investment Grade Status from any of the Rating Agencies.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Record Date” means the applicable Record Date specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Regulation S” means Regulation S under the Securities Act.

“REIT” means real estate investment trust.

“REIT conversion costs” means any REIT conversion costs included in Parent’s consolidated statements of operations, prepared in accordance with GAAP, for the applicable period.

“Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary (including the merger of such a Person into a Restricted Subsidiary of Parent).

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall have direct responsibility for the administration of this Indenture or any other officer of such Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiaries refer to Restricted Subsidiaries of Parent, including, without limitation, the Issuers.

“Revolving Credit Facility” means the $850,000,000 senior secured revolving credit facility due January 28, 2030, governed by the terms of the Credit Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Parent or any Restricted Subsidiary of any property, whether owned by Parent or any such Restricted Subsidiary at the Issue Date or later acquired and held for more than 60 days, which has been or is to be sold or transferred by Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Screened Affiliate” means any Affiliate of a holder of the Notes (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Parent or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of Parent or any Restricted Subsidiaries.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means:

(1)            with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)            with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable, provided that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness that by the terms of such Indebtedness is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guaranty.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means (i) each Restricted Subsidiary of the Issuers on the Issue Date that Guarantees the Credit Agreement and (ii) each other Person that is required to become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Subsidiary Guaranty.

“Subsidiary Guaranty” means a Guaranty by a Subsidiary Guarantor.

“Supplemental Indenture” means a Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit E.

“Temporary Cash Investment” means any of the following:

(1)            United States dollars;

(2)            direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(3)            time deposit accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by (A) a bank or trust company that is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and has outstanding debt that is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (B) any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5)            commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of Parent) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s, “A-2” (or higher) according to S&P or “F-2” (or higher) according to Fitch;

(6)            securities with maturities of twelve months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P, Moody’s or Fitch;

(7)            securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3)(A) of this definition;

(8)            any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition; and

(9)            money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s and (C) have portfolio assets of at least $5,000,000,000.

“Term Loan B” means the $288,388,000 term loan due May 18, 2030, governed by the terms of the Credit Agreement.

“Total Assets” means, for any Person as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by Parent or any of the Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (“Statistical Release”) that has become publicly available at least two Business Days prior to the redemption date or, in the case of a satisfaction, discharge or defeasance, at least two Business Days prior to the deposit of funds with the Trustee to pay and discharge the entire Indebtedness of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2029; provided, however, that if the period from the redemption date to August 15, 2029, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to Parent or the Restricted Subsidiaries plus capital improvements) of real estate assets of the Issuers and the Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP. Notwithstanding the foregoing sentence, the cost of any real estate assets consisting of a hotel and related or complimentary facilities (“Hotel Facilities”) shall be deemed to be the greater of (i) the amount determined in accordance with the preceding sentence with respect to such Hotel Facilities and (ii) the fair market value of such Hotel Facilities, as determined pursuant to an appraisal (the “Appraisal”) by an independent qualified real estate appraisal firm or a nationally recognized investment banking, appraisal or accounting firm and set forth in an Officer’s Certificate of Parent delivered to the Trustee no earlier than six months preceding the date of determination of Undepreciated Real Estate Assets. The Appraisal set forth in the Officer’s Certificate must be dated within two years of the date of such Officer’s Certificate.

“Unrestricted Subsidiary” means

(1)            any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Parent in the manner provided below;

(2)            OEG Attractions Holdings, LLC, and each Subsidiary of OEG Attractions Holdings, LLC; and

(3)            any Subsidiary of an Unrestricted Subsidiary.

Except during a Suspension Period, the Board of Directors of Parent may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Parent or any of its Restricted Subsidiaries; provided, however, that:

(i)             any Guarantee by Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

(ii)            either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09; and

(iii)            if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (i) above would be permitted under Section 4.09 and Section 4.08.

The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

(x) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(y) all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02      Other Definitions.

Term	Defined in Section
“144A Global Notes”	2.01
“Acceptable Commitment”	4.11(c)
“Additional Notes”	2.02
“Asset Sale Offer”	4.11(d)
“Authentication Order”	2.02
“Change of Control Offer”	4.07(a)
“Change of Control Payment”	4.07(b)
“Change of Control Payment Date”	4.07(b)
“Covenant Defeasance”	8.02(c)
“Event of Default”	6.01
“Excess Proceeds”	4.11(c)
“Finco”	Preamble
“Global Notes”	2.01
“Initial Global Notes”	2.01
“Initial Notes”	2.02
“Issuer” or “Issuers”	Preamble
“Legal Defeasance”	8.02(b)
“Opco”	Preamble
“Parent”	Preamble
“Participants”	2.14(a)
“Paying Agent”	2.03
“Physical Notes”	2.01
“purchase”	4.09(a)(3)
“Refunding Capital Stock”	4.09(b)(4)
“Registrar”	2.03
“Regulation S Global Notes”	2.01
“Restricted Payments”	4.09(a)(4)
“Reversion Date”	4.16
“Special Mandatory Redemption Date”	3.08(a)
“Special Mandatory Redemption End Date”	3.08(a)
“Special Mandatory Redemption Event”	3.08(a)
“Special Mandatory Redemption Price”	3.08(a)
“Suspended Covenant”	4.16
“Suspension Period”	4.16

Section 1.03      Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“obligor” on the indenture securities means the Issuers, any Guarantor or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04      Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and words in the plural include the singular;

(e)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)             the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(g)            unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(h)            secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(i)             the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(j)             the amount of any preferred stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock;

(k)            all references to the date the Notes were originally issued shall refer to the Issue Date, except as otherwise specified;

(l)             references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires; and

(m)           whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes.

Section 1.05      Certain Compliance Calculations. Notwithstanding anything to the contrary herein, in the event an item of Indebtedness is incurred, assumed or issued or any Lien is incurred or assumed in reliance on a ratio basket based on the Interest Coverage Ratio or Section 4.08(a) or Section 4.08(b), such ratio(s) shall be calculated with respect to such incurrence, assumption, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than a ratio basket based on the Interest Coverage Ratio or Section 4.08(a) or Section 4.08(b)) on the same date.

Article II

THE NOTES

Section 2.01      Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Guaranty from each of the Guarantors existing on the date of authentication of such Note endorsed thereon substantially in the form of Exhibit D.

The terms and provisions contained in the Notes and each Guaranty shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “144A Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers (and having an executed Guaranty from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form of Exhibit A (the “Regulation S Global Notes” and, together with the 144A Global Notes, the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers (and having an executed Guaranty from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers (and having an executed Guaranty from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any (the “Physical Notes”).

Additional Notes ranking pari passu with the Initial Notes (as defined in Section 2.02) may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.08. The Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the Notes; provided further that if the Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes the Additional Notes will have a separate CUSIP number, if applicable. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.

Section 2.02      Execution, Authentication and Denomination; Additional Notes. One Officer of each of the Issuers (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for each Issuer by manual, facsimile, pdf attachment or other electronically transmitted signature. One Officer of each Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Guaranty for such Guarantor by manual, facsimile, pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note or Guaranty, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note (and each Guaranty in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount of $700,000,000 (the “Initial Notes”) and (ii) additional Notes (the “Additional Notes”) in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including Section 4.08), in each case upon a written order of the Issuers in the form of a certificate of an Officer of each Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, each such Authentication Order from the Issuers shall be accompanied by an Opinion of Counsel of the Issuers in a form reasonably satisfactory to the Trustee.

All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law and such other legends as may be required under the terms of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03      Registrar and Paying Agent. The Issuers shall maintain or cause to be maintained an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”). The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain or cause to be maintained an office or agency in the United States of America, for such purposes. The Issuers may act as Registrar or Paying Agent, except that for the purposes of Articles III and VIII and Sections 4.07 and 4.11, neither the Issuers nor any Affiliate of the Issuers shall act as Paying Agent. The Registrar, as an agent of the Issuers, shall keep a register, including ownership, of the Notes and of their transfer and exchange. The Issuers, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.04      Paying Agent To Hold Assets in Trust. The Issuers shall require each Paying Agent other than the Trustee or the Issuers or any Subsidiary of the Issuers to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06      Transfer and Exchange. Subject to Sections 2.14 and 2.15, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Without the prior written consent of the Issuers, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the giving of a notice of redemption of Notes and ending at the close of business on the day of such notice, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

Section 2.07      Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a replacement Note if the Trustee’s and Issuers’ requirements are met. Such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced.

Every replacement Note is an additional obligation of the Issuers and every replacement Guaranty shall constitute an additional obligation of the Guarantor thereof.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

Section 2.08      Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09      Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of their Affiliates shall be disregarded as required by the Trust Indenture Act, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee, actually knows are so owned shall be disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuers or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.

Section 2.10      Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

Section 2.11      Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or a Subsidiary of the Issuers), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuers or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12      Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the 15th day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail (or otherwise deliver in accordance with the procedures of the Depository) to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.13      CUSIP and ISIN Numbers. The Issuers in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Section 2.14      Book-Entry Provisions for Global Notes.

(a)            The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B as applicable.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)            Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuers that it is unwilling or unable to act as Depository for any Global Note, the Issuers so notify the Trustee in writing and a successor Depository is not appointed by the Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.14(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(c)            In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d)            In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.14, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuers shall execute, (ii) the Guarantors shall execute notations of each Guaranty on and (iii) the Trustee shall, upon written instructions from the Issuers, authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e)            Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.14 shall, except as otherwise provided by Section 2.15, bear the Private Placement Legend.

(f)             The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.15      Special Transfer and Exchange Provisions.

(a)            Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i)             the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)            if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Notes, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Notes in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(iii)           if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Notes, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Notes in an amount equal to the principal amount of the Notes to be transferred.

(b)            Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

(i)             the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuers may reasonably request; and

(ii)            (a) if the proposed transferor is a Participant holding a beneficial interest in the 144A Global Notes or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Global Notes in an amount equal to the principal amount of the beneficial interest in the 144A Global Notes to be transferred or cancel the Physical Notes to be transferred and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the 144A Global Notes or the Physical Notes, as the case may be, to be transferred.

(c)            Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(d)            Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold pursuant to an effective registration statement under the Securities Act.

(e)            General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or Section 2.15. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(f)             Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Article III

REDEMPTION

Section 3.01      Notices to Trustee. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the Redemption Prices set forth in Section 5 and Section 6 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date. If the Issuers elect to redeem Notes pursuant to Section 5 or Section 6 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuers shall give notice of redemption to the Trustee at least 30 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

Section 3.02      Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 5 or Section 6 of the Notes, the Trustee shall select Notes for redemption as follows:

(x) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed; or

(y) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

provided, however, that, in the case of such redemption pursuant to Section 6 of the Notes, the Trustee shall select the Notes on a pro rata basis to the extent practicable, by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements (subject to the procedures of the Depository).

No Notes of $2,000 or less shall be redeemed in part.

Section 3.03      Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, or as otherwise provided in accordance with the procedures of the Depository, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed (or otherwise provided in accordance with the procedures of the Depository) more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII hereof. Notices of redemption may be given prior to the completion of an Equity Offering, and any redemption or notice may, at the Issuers’ discretion, be subject to the completion of an Equity Offering. At the Issuers’ request, the Trustee shall forward the notice of redemption in the Issuers’ name and at the Issuers’ expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(a)            the Redemption Date;

(b)            the Redemption Price and the amount of accrued interest, if any, to be paid;

(c)            the name and address of the Paying Agent;

(d)            that Notes called for redemption shall be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(e)            that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(f)             if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(g)            the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed; and

(h)            if applicable, any conditions precedent to such redemption and that in the Issuers’ sole discretion, the Redemption Date may be delayed, on one or more occasions, until such time as any or all such conditions have been satisfied or waived by the Issuers in writing, or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the Redemption Date.

If the Redemption Price is not ascertainable at the time of notice, a notice of redemption shall instead include a brief summary of the manner of calculation of the Redemption Price and a supplemental notice will be given to the Holders (with a copy to the Trustee) upon such Redemption Price becoming ascertainable.

The notice, if given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Except as otherwise provided in this Article III, notices of redemption may not be conditional.

At the Issuers’ request, the Trustee shall give the notice of redemption in the name of the Issuers and at its expense; provided that the Issuers shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be given or caused to be given to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The Trustee shall have no duty to calculate or verify the calculation of any Applicable Premium included in the Redemption Price stated in any such notice. The Issuers shall provide written notice to the Trustee two Business Days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee) if any such redemption has been rescinded or delayed, and upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. The Issuers shall provide written notice to the Trustee prior to the close of business one Business Day prior to the Redemption Date if any redemption is subject to any conditions, such condition had not been satisfied and the Redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

Section 3.04      Effect of Notice of Redemption. Subject to Section 3.03, once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date, subject to any applicable conditions precedent set forth in such notice of redemption, and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest, if any, up to, but excluding, the Redemption Date, subject to any applicable conditions precedent), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date, subject to any applicable conditions precedent, interest shall cease to accrue on Notes or portions thereof called for redemption and the only right of the Holders of such Notes will be to receive payment of the Redemption Price unless the Issuers shall have not complied with their obligations pursuant to Section 3.05.

Section 3.05      Deposit of Redemption Price. On or before 12:00 p.m. New York City time (or such later time as has been agreed to by the Paying Agent) on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, if any, all Notes to be redeemed or purchased.

If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06      Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07      Mandatory Redemption. Except as set forth in Section 3.08, the Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.08      Special Mandatory Redemption.

(a)            In the event that (i) the Grande Lakes Acquisition has not been consummated on or prior to February 28, 2027 (the “Special Mandatory Redemption End Date”) or (ii) the Issuers notify the Trustee, in writing, that (x) the Issuers will not pursue the completion of the Grande Lakes Acquisition, or (y) the Issuers have determined in their sole discretion that the Grande Lakes Acquisition cannot or is not reasonably likely to be consummated by the Special Mandatory Redemption End Date (any such event described in clause (i) or (ii) of this sentence, a “Special Mandatory Redemption Event”), then the Issuers shall redeem the Notes on the date that is five Business Days following the occurrence of a Special Mandatory Redemption Event (the “Special Mandatory Redemption Date”) at a price equal to 100% of the issue price of the Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b)            In the event of a Special Mandatory Redemption Event, the Trustee shall send a notice of special mandatory redemption, prepared by the Issuers, on behalf of the Issuers to the Holders on the Business Day immediately following the occurrence of the Special Mandatory Redemption Event.

(c)            On or before the Business Day immediately prior to the Special Mandatory Redemption Date, the Issuers shall provide, or cause to be provided, to the Trustee any amounts necessary to fund the redemption of the Notes at the Special Mandatory Redemption Price. On the Special Mandatory Redemption Date, the Trustee shall cause the redemption of the Notes and the payment to the Holders of the Special Mandatory Redemption Price.

Article IV

COVENANTS

Section 4.01      Payment of Notes. The Issuers shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds no later than 12:00 p.m. (New York City time) on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

Section 4.02      Maintenance of Office or Agency. The Issuers shall maintain in the United States of America, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the address of the Corporate Trust Office.

The Issuers may also, from time to time, designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby initially designate the Corporate Trust Office of the Trustee, as such office of the Issuers in accordance with Section 2.03.

Section 4.03      Corporate Existence. Except as otherwise permitted by Article Five, Parent and the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership or other existence, as applicable, and the corporate, partnership or other existence, as applicable, of each of the Restricted Subsidiaries of Parent in accordance with the respective organizational documents of each such Restricted Subsidiary and the related material rights (charter and statutory) of Parent, the Issuers and each Restricted Subsidiary of Parent; provided, however, that Parent and the Issuers shall not be required to preserve any such right or existence with respect to themselves or any Restricted Subsidiary if the Board of Directors of Parent or any Officer of Parent shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of Parent, the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder and provided, further, however, that the foregoing shall not prohibit a sale, transfer, conveyance, lease or disposal of a Restricted Subsidiary or any of Parent’s or any Restricted Subsidiary’s assets in compliance with the terms of this Indenture.

Section 4.04      Further Instruments and Acts. Upon request of the Trustee or as necessary, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.05      Compliance Certificate; Notice of Default.

(a)            The Issuers shall deliver to the Trustee, within 120 days after each December 31, commencing with December 31, 2026, an Officer’s Certificate signed by the principal executive officer, principal financial officer, principal operating officer or principal accounting officer of the Issuers stating that a review of the activities of Parent and the Restricted Subsidiaries has been made under the supervision of the signing Officer with a view to determining whether Parent and the Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of such Officer’s knowledge, Parent and the Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Issuers are taking or propose to take with respect thereto.

(b)            The Issuers shall deliver to the Trustee, within 30 days after the Issuers become aware (unless such Default has been cured before the end of the 30-day period) of the occurrence of any Default, an Officer’s Certificate specifying the Default and what action, if any, the Issuers are taking or propose to take with respect thereto.

Section 4.06      Waiver of Stay, Extension or Usury Laws. The Issuers, Parent and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guaranty of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07      Change of Control Triggering Event.

(a)            If a Change of Control Triggering Event occurs, each holder of Notes will have the right to require the Issuers to repurchase some or all (in principal amounts of $2,000 or an integral multiple of $1,000) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).

(b)            Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes repurchased plus accrued and unpaid interest, if any, up to, but excluding, the date of repurchase (the “Change of Control Payment”). If a Change of Control Offer is required, within 20 Business Days following a Change of Control, the Issuers will give a notice to each Holder (with a copy to the Trustee) describing the Change of Control, offering to repurchase Notes on a specified date (the “Change of Control Payment Date”) and detailing the instructions that a Holder must follow in order to have its Notes purchased. If such notice is given prior to the occurrence of a Change of Control, the Change of Control Offer shall be conditioned on the occurrence of such Change of Control. The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is given.

(c)            On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(i)             accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)            deposit the Change of Control Payment with the paying agent in respect of all Notes so accepted; and

(iii)           deliver to the Trustee the Notes accepted and an Officer’s Certificate stating the aggregate principal amount of all Notes purchased by the Issuers.

(d)            The Paying Agent will promptly mail or otherwise deliver in accordance with the procedures of the Depository to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

(e)            The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.07, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the covenant described above by virtue of that compliance.

(f)            The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to Section 5 or 6 of the Notes. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(g)            Notwithstanding the foregoing, in connection with any Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes properly tender and do not withdraw such Notes in such Change of Control Offer and the Issuers, or any third party making such Change of Control Offer in lieu of the Issuers, purchases all of the Notes properly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to 101% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, up to, but excluding, the date of redemption.

Section 4.08      Limitation on Indebtedness.

(a)            Parent shall not and shall not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness and Construction Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Restricted Subsidiaries on a consolidated basis would be greater than 65.0% of their Adjusted Total Assets.

(b)            Parent shall not, and shall not permit any of the Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness and Construction Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Restricted Subsidiaries on a consolidated basis would be greater than 45.0% of their Adjusted Total Assets.

(c)            Parent shall not and shall not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness and Construction Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0; provided that the amount of Indebtedness (including Acquired Indebtedness) that may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed in the aggregate 8.0% of Adjusted Total Assets of the Restricted Subsidiaries.

(d)            Notwithstanding paragraph (a), (b) or (c) above, Parent or any of the Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(i)             Indebtedness of Parent or any of the Restricted Subsidiaries outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed the greater of (x) $2,900,000,000 and (y) 40.0% of Adjusted Total Assets of Parent and the Restricted Subsidiaries;

(ii)            Indebtedness of Parent or any of the Restricted Subsidiaries owed to:

(1)            the Issuers evidenced by an unsubordinated promissory note, or

(2)            Parent or any Restricted Subsidiary;

provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of Parent or any subsequent transfer of such Indebtedness (other than to Parent or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

(iii)            Indebtedness of Parent or any of the Restricted Subsidiaries under Interest Rate Agreements; provided that such agreements (x) are designed primarily to protect Parent or any of the Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(iv)            Indebtedness of Parent or any of the Restricted Subsidiaries, to the extent the net proceeds thereof are promptly:

(1)            used to purchase Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event,

(2)            used to redeem all of the Notes pursuant to Section 5 of the Notes,

(3)            deposited to defease the Notes as described in Sections 8.02 and 8.03, or

(4)            deposited to discharge the obligations under the Notes and this Indenture as described in Section 8.01;

(v)            Permitted Government Revenue Bond Indebtedness;

(vi)           (i) Guarantees by Parent of Indebtedness of an Issuer or any of the Subsidiary Guarantors; (ii) Guarantees of Indebtedness of Parent or an Issuer by any of the Subsidiary Guarantors; provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.14; and (iii) Guarantees by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;

(vii)          Indebtedness outstanding on the Issue Date (other than Indebtedness under the Credit Agreement (other than the Term Loan B) or Indebtedness represented by the Notes and each Guaranty);

(viii)         Indebtedness represented by the Notes and each Guaranty issued on the Issue Date;

(ix)           Indebtedness consisting of obligations to pay insurance premiums Incurred in the ordinary course of business;

(x)            Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(xi)            Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, indemnities, bankers’ acceptances, performance, bid completion, return-of-money, appeal and surety bonds or guarantees and similar types of obligations in the ordinary course of business;

(xii)          Indebtedness represented by cash management obligations and other obligations in respect of credit or debit card services, netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(xiii)         Indebtedness supported by a letter of credit procured by Parent or any of the Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(xiv)         Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under the provisions of Sections 4.08(a), (b) or (c) or clauses (vii), (viii), (xiv), (xv), (xx) or (xxi) of this Section 4.08(d);

(xv)          Indebtedness (including Capitalized Lease Obligations) Incurred by Parent or any Restricted Subsidiary within 270 days of the related purchase, lease or improvement, to finance the purchase, lease or improvement of property (real or personal) or equipment used in the business of Parent or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $145,000,000 and (y) 2.0% of Adjusted Total Assets at any time outstanding; provided, however, that any Permitted Refinancing Indebtedness Incurred under Section 4.08(d)(xiv) in respect of Indebtedness Incurred pursuant to this Section 4.08(d)(xv) shall be deemed to have been Incurred under this Section 4.08(d)(xv) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause Section 4.08(d)(xv);

(xvi)         Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any other Person for the purpose of acquiring or financing the acquisition of any such business, assets or Restricted Subsidiary;

(xvii)        contingent liabilities in respect of any indemnification, adjustment of purchase price, non-compete, consulting, deferred taxes and similar obligations of Parent and the Restricted Subsidiaries Incurred in connection with acquisitions;

(xviii)       Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and (ii) deferred compensation to employees Incurred in the ordinary course of business;

(xix)          Indebtedness arising from or in connection with accounts payable for deferred purchase price of property or services in the ordinary course of business greater than 90 days past the invoice billing date which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in conformity with GAAP;

(xx)           additional Indebtedness of Parent and the Restricted Subsidiaries in aggregate principal amount at any time outstanding not to exceed the greater of $290,000,000 and 4.0% of Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness Incurred under clause (xiv) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (xx) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (xx); and

(xxi)          Indebtedness of any Person (1) outstanding on the date of any acquisition of such Person, including through the acquisition of a Person that becomes a Subsidiary of Parent or is acquired by, or merged or consolidated with or into, the Issuers or any Subsidiary of Parent, or that is assumed by Parent or any of its Restricted Subsidiaries in connection with any such acquisition (other than Indebtedness Incurred by such Person in connection with, or in contemplation of, such acquisition, merger or consolidation) or (2) Incurred by Parent or any of its Subsidiaries to provide all or any portion of the funds utilized to acquire, or to consummate the transaction or series of related transactions in connection with or in contemplation of any acquisition of, any Investments or other securities or assets, including through the acquisition of a Person that becomes a Subsidiary of Parent or is acquired by, or merged or consolidated with or into, Parent or any Subsidiary of Parent, provided, however, that immediately after giving effect to the Incurrence of such Indebtedness pursuant to this clause (xxi) and, if applicable, the repayment, repurchase, defeasance, redemption, refinancing or other discharge of any other Indebtedness in connection with such acquisition, merger or consolidation and the other pro forma adjustments, if applicable, set forth in the definition of “Interest Coverage Ratio” on a pro forma basis, either (i) Parent would have been able to Incur at least $1.00 of additional Indebtedness under each of Sections 4.08(a) and 4.08(c) or (ii) the Interest Coverage Ratio of Parent would have been greater than or equal to the Interest Coverage Ratio immediately prior to such transaction;

(e)            Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that Parent or any of the Restricted Subsidiaries may Incur pursuant to this Section 4.08 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxi) of paragraph (d) above or is entitled to be Incurred pursuant to paragraphs (a), (b) and (c) above, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its Incurrence and determine the order of such Incurrence (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that Parent or the Restricted Subsidiaries would be entitled to have Incurred any then outstanding Indebtedness under paragraphs (a), (b) and (c) of this Section 4.08, such Indebtedness shall be automatically reclassified into Indebtedness Incurred pursuant to those paragraphs. Notwithstanding the foregoing, any Indebtedness Incurred on or prior to the Issue Date and outstanding under the Credit Agreement on the Issue Date (other than the Term Loan B) shall be deemed to have been Incurred under clause (i) of paragraph (d) above and may not be reclassified. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses Incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.09      Limitation on Restricted Payments.

(a)            Parent shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(i)             declare or pay any dividend or make any distribution on or with respect to Capital Stock of Parent or any Restricted Subsidiary held by Persons other than Parent or any of the Restricted Subsidiaries other than (1) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (2) pro rata dividends or other distributions made by a Restricted Subsidiary that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event such Subsidiary is not a corporation);

(ii)            purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of Opco or any of its direct or indirect parent entities held by any Person (other than a Restricted Subsidiary);

(iii)           make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, or give any irrevocable notice of redemption of Subordinated Indebtedness of the Issuers or any Guarantor, in each case excluding (1) any intercompany Indebtedness between or among Parent, the Issuers or any of the Subsidiary Guarantors; (2) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; and (3) the giving of an irrevocable notice of redemption with respect to a transaction described in clauses (iii) or (v) of Section 4.09(b); or

(iv)           make an Investment, other than a Permitted Investment, in any Person, (such payments or any other actions described in clauses (i) through (iv) of this Section 4.09(a) being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)            a Default or Event of Default shall have occurred and be continuing,

(2)            the Issuers could not Incur at least $1.00 of Indebtedness under each of paragraphs (a) and (c) of Section 4.08, or

(3)            the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive and evidenced by a Board Resolution) made after April 14, 2015, shall exceed the sum of, without duplication:

(A)            95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2013 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.15, plus

(B)            100% of the aggregate Net Cash Proceeds received by the Issuers after April 14, 2015, from (x) the issuance and sale of Opco’s Capital Stock (other than Disqualified Stock) or (y) the issuance and sale of Parent’s Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Parent, including from an issuance or sale permitted by this Indenture of Indebtedness of Parent or any of the Restricted Subsidiaries for cash subsequent to January 1, 2013 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Opco or Parent, or from the issuance to a Person who is not a Subsidiary of Parent of any options, warrants or other rights to acquire Capital Stock of Opco or Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

(C)            an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after April 14, 2015, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Parent or any of the Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by Parent and the Restricted Subsidiaries in such Person or Unrestricted Subsidiary and treated as a Restricted Payment, plus

(D)            the fair market value of non-cash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Issuers or Parent utilized pursuant to clauses (iii) or (iv) of Section 4.09(b)) of Opco or Parent, in each case, subsequent to January 1, 2013 (including upon conversion or exchange of the Common Units for Capital Stock of Parent, in which case the fair market value shall equal the fair market value received upon issuance of such Common Units), plus

(E)             without duplication, in the event Parent or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by Parent and the Restricted Subsidiaries in such Person that was treated as a Restricted Payment.

(b)            Notwithstanding Section 4.09(a), the limitations on Restricted Payments described above shall not apply to the following:

(i)             the payment of any distribution or other action that the Board of Directors of Parent believes in good faith is necessary to maintain Parent’s status as a REIT under the Code, including, but not limited to, pro rata dividends or other distributions by Opco to minority unitholders as a result of a distribution from Opco to Parent for the purpose of funding of any such payment;

(ii)            the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with the provisions of this Indenture governing the Notes;

(iii)           the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Sections 4.08(a), (b) or (c) or Section 4.08(d)(xiv);

(iv)           (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Opco or Parent (other than any Disqualified Stock or any Capital Stock sold to Parent or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by Parent or any of its Subsidiaries) or from substantially concurrent contributions to the equity capital of Opco (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (iv) shall be excluded from the amount described in Section 4.09(a)(iv)(3)(B);

(v)            the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest with the proceeds of, or in exchange for, an issuance of, shares of Capital Stock of Parent or Opco (or options, warrants or other rights to acquire such Capital Stock) that occurs within 90 days of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value; provided that the amount of any such proceeds or contributions that are utilized for any Restricted Payments pursuant to this clause (v) shall be excluded from the amount described in Section 4.09(a)(iv)(3)(B);

(vi)           the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock (or options, warrants or other rights to acquire such Capital Stock) of Parent or any Restricted Subsidiary in each case held by any of Parent’s or any Restricted Subsidiaries’ current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by Parent and the Restricted Subsidiaries pursuant to this clause (vi) shall not exceed $10,000,000 in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by Parent or a Restricted Subsidiary for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over to the next succeeding calendar year; provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Opco or Parent to members of management, directors or consultants of Parent or any of the Restricted Subsidiaries that occurs after the Issue Date, to the extent such proceeds (1) have not otherwise been and are not thereafter applied to the payment of any other Restricted Payment or (2) are not attributable to loans made by Parent or a Restricted Subsidiary for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by Parent and the Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (vi); provided further, that any amount referred to in clauses (A) and (B) of this clause (vi) not used in such fiscal year may be carried forward and used in the next succeeding fiscal year;

(vii)          payments made or expected to be made by Parent or any Restricted Subsidiary, in each case, in respect of withholding or similar taxes payable upon exercise of options to purchase Capital Stock by any future, present or former employee, director, officer, manager or consultant (or any permitted transferees, assigns, estates or heirs of any of the foregoing) and any repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes and cashless repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(viii)         the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.07 and 4.11; provided that all Notes validly tendered by holders of Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(ix)            the making of any Restricted Payment in the form of a dividend or any other distribution to the Issuers or any Guarantor on the Capital Stock of such Person or with respect to any other interest or participation in, or measured by, its profits;

(x)             the declaration and payment of dividends on Disqualified Stock the issuance of which was permitted under Section 4.08;

(xi)           the spin-off of Opry Assets to the stockholders of Parent on a pro rata basis (including, without limitation and for the sake of clarity, the transfer of the Opry Assets to an Unrestricted Subsidiary in connection with a spin-off of such Unrestricted Subsidiary to the stockholders of Parent on a pro rata basis);

(xii)           payments or distributions to dissenting holders of Capital Stock of Parent pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture described below under Section 5.01;

(xiii)          any Restricted Payment with respect to preferred interests issued to satisfy the “100 shareholders” REIT qualification requirement under Section 856(a)(5) of the Code;

(xiv)         the sale, dividend or distribution of the Capital Stock of an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or cash equivalents);

(xv)          the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of Parent or Opco; or

(xvi)         additional Restricted Payments in an aggregate amount not to exceed the greater of (x) $360,000,000 and (y) 5.0% of Adjusted Total Assets;

provided, however, that, except in the case of clauses (2) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

(c)            The net amount of any Restricted Payment permitted pursuant to Section 4.09(b)(i) and (ii) shall be included in calculating whether the conditions of Section 4.09(a)(iv)(3) have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (iii) through (xvi) of the immediately preceding paragraph shall be excluded in calculating whether the conditions of Section 4.09(a)(iv)(3) have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this covenant, Parent and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses Section 4.09(b)(i) through (xvi) or among such categories and the types of Restricted Payments described in Section 4.09(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this covenant.

Section 4.10      Liens. Parent shall not, and shall not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable or prior basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

Section 4.11      Limitation on Asset Sales.

(a)            Parent shall not, and shall not permit any of the Restricted Subsidiaries to, consummate any Asset Sale, unless:

(i)             the consideration received by Parent or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(ii)            at least 75% of the consideration received, calculated on a cumulative basis together with other Asset Sales from the Issue Date, consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, with respect to the sale of one or more properties that up to 75% of the consideration may consist of Indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.

(b)            For purposes of this Section 4.11, each of the following shall be deemed to be cash:

(i)             any liabilities of Parent or the Restricted Subsidiaries (as shown on the most recent consolidated balance sheet of Parent and the Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guaranty) that are assumed by the transferee of any such assets pursuant to an agreement that releases Parent or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(ii)            any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and

(iii)           any Designated Non-Cash Consideration received by Parent or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed the greater of (x) $145,000,000 and (y) 2.0% of the Issuers’ Adjusted Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

In addition, any Asset Sale arising from any sale, transfer or other disposition of an Investment in a joint venture to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture or similar agreements need not comply with clauses (i) and (ii) of Section 4.11(a) to the extent the Net Cash Proceeds received in such transaction shall be applied in accordance with the provisions of this Section 4.11.

(c)            Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, Parent or any such Restricted Subsidiary may apply such Net Cash Proceeds:

(i)             to prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuers or a Subsidiary Guarantor that is Secured Indebtedness (in each case other than Indebtedness owed to the Issuers or an Affiliate of the Issuers);

(ii)            to make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;

(iii)           to prepay, repay, redeem or purchase Pari Passu Indebtedness of Parent, an Issuer or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that if Parent, the Issuers or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such Pari Passu Indebtedness, the Issuers shall equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Issuers shall make an offer (in accordance with the procedures set forth below) with the ratable proceeds to all Holders to purchase the Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, up to the principal amount of Notes that would otherwise be prepaid;

(iv)           to fund all or a portion of an optional redemption of the Notes pursuant to Section 5 of the Notes;

(v)            to make a capital expenditure;

(vi)           to acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(vii)          to any combination of the foregoing;

provided that the Issuers shall be deemed to have complied with the provisions described in clauses (ii), (v) and (vi) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, Parent or any of the Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, acquire Replacement Assets or make a capital expenditure in compliance with the provisions described in clauses (ii), (v) and (vi) of this paragraph (each an “Acceptable Commitment”), and that Acceptable Commitment (or a replacement commitment should the Acceptable Commitment be subsequently cancelled or terminated for any reason) is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Cash Proceeds, the Issuers may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in this paragraph (c) and not so applied by the end of such period shall constitute “Excess Proceeds.”

(d)            When the aggregate amount of Excess Proceeds exceeds $110,000,000, the Issuers shall make an offer to all holders of the Notes and, if required by the terms of any Indebtedness that is Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness on a pro rata basis (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date that Excess Proceeds exceed $110,000,000 by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligations with respect to any Excess Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Excess Proceeds prior to the expiration of the relevant 365 days or with respect to Excess Proceeds of $110,000,000 or less.

(e)            To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Parent and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuers shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero. Parent may satisfy the foregoing obligation with respect to any Net Cash Proceeds prior to the expiration of the relevant 365-day period (as such period may be extended in accordance with this Indenture). Nothing in this paragraph shall preclude the Issuers from making an Asset Sale Offer even if the amount of Excess Proceeds not previously subject to an Asset Sale Offer pursuant to this Section 4.11 covenant totals less than $110,000,000.

(f)             Pending the final application of any Net Cash Proceeds pursuant to this Section 4.11, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(g)            The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

Section 4.12      Limitation on Transactions with Affiliates.

(a)            Parent and the Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Holder (or any Affiliate of such Holder) of 10% or more of any class of Capital Stock of Parent or with any Affiliate of Parent or any Restricted Subsidiary, in each case involving consideration in excess of $22,000,000, except upon terms that are not materially less favorable to Parent or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a Holder or an Affiliate.

(b)            The limitation set forth in Section 4.12(a) does not limit, and shall not apply to:

(i)             transactions (A) approved by a majority of the disinterested directors of the Board of Directors of Parent or (B) for which Parent or any Restricted Subsidiary delivers to the Trustee a written opinion of an independent qualified real estate appraisal firm or a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to Parent or such Restricted Subsidiary from a financial point of view;

(ii)            any transaction solely between Parent and an Issuer, solely between Parent or an Issuer and any of their respective Restricted Subsidiaries or solely between Restricted Subsidiaries;

(iii)           the payment of reasonable fees and compensation (including through the issuance of Capital Stock) to, and indemnification and similar arrangements on behalf of, current, former or future directors, officers, employees or consultants of Parent or any Restricted Subsidiary;

(iv)           any Restricted Payment not prohibited by Section 4.09 and Investments constituting Permitted Investments;

(v)            any contracts, instruments or other agreements or arrangements in each case as in effect on the Issue Date, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to Parent and the Restricted Subsidiaries at the time executed than the original agreement or arrangements as in effect on the Issue Date;

(vi)           any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by Parent or any Restricted Subsidiary with current, former or future officers and employees of Parent or such Restricted Subsidiary and the payment of compensation to officers and employees of Parent or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(vii)          loans and advances to officers and employees of Parent or any Restricted Subsidiary or Guarantees in respect thereof (or cancellation of such loans, advances or Guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;

(viii)         transactions with a Person that is an Affiliate of Parent or an Issuer solely because Parent or a Restricted Subsidiary, directly or indirectly, owns Capital Stock of, or controls such Person;

(ix)            any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(x)             the entering into or amending of any tax sharing, allocation or similar agreement and any payments thereunder;

(xi)            transactions with suppliers, joint venture partners, limited liability companies, other entities or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with this Indenture, which are fair to Parent and Issuers and the Restricted Subsidiaries in the reasonable determination of majority of the disinterested, independent directors of the Board of Directors of Parent, and are on terms that, taken as a whole, are not less favorable to Parent or the relevant Restricted Subsidiary than those that might reasonably have been obtained at such time from a Person that is not an Affiliate;

(xii)          [Reserved]; or

(xiii)         the issuance and sale of Capital Stock (other than Disqualified Stock) of Parent.

(c)            Notwithstanding Section 4.12(a) and 4.12(b), any transaction or series of related transactions covered by Section 4.12(a) and not covered by clauses (ii) through (xiii) of Section 4.12(b):

(i)             the aggregate amount of which exceeds $55,000,000 in value must be approved or determined to be fair in the manner provided for in Section 4.12(b)(i)(A) or (B); and

(ii)            the aggregate amount of which exceeds $110,000,000 in value must be determined to be fair in the manner provided for in Section 4.12(b)(i)(B).

Section 4.13      Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

(i)             pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by an Issuer or any of its Restricted Subsidiaries;

(ii)            pay any Indebtedness owed to an Issuer or any of its Restricted Subsidiaries;

(iii)           make loans or advances to an Issuer or any of its Restricted Subsidiaries; or

(iv)           transfer its property or assets to an Issuer or any of its Restricted Subsidiaries.

(b)            Section 4.13(a) shall not restrict any encumbrances or restrictions:

(i)             existing under, by reason of or with respect to this Indenture, the Credit Agreement and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that in the determination of the Board of Directors of Parent made in good faith (which determination will be conclusive and binding absent manifest error) the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement or such other agreements as in effect on the Issue Date;

(ii)            existing under, by reason of or with respect to any other Indebtedness of the Restricted Subsidiaries permitted under this Indenture; provided, however, that the Board of Directors of Parent has determined in good faith (which determination will be conclusive and binding absent manifest error) that the encumbrances and restrictions contained in the agreement or agreements governing the other Indebtedness are not materially more restrictive, taken as a whole, than those contained in customary comparable financings and will not impair in any material respect the Issuers’ and the Guarantors’ ability to make payments on the Notes when due;

(iii)           existing with respect to any Person or the property or assets of such Person acquired by an Issuer or any of its Restricted Subsidiaries, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition as determined by such Person in good faith (which determination will be conclusive and binding absent manifest error);

(iv)          existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements;

(v)           existing under, by reason of or with respect to, this Indenture, the Notes or any Guaranty;

(vi)          existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;

(vii)          Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(viii)         in the case of Section 4.13(a)(iv):

(1)            that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(2)            existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of an Issuer or any of its Restricted Subsidiary not otherwise prohibited by this Indenture,

(3)            existing under, by reason of or with respect to (1) purchase money obligations for property acquired in the ordinary course of business or (2) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or

(4)            arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Parent or any of its Restricted Subsidiaries in any manner material to Parent and its Restricted Subsidiaries taken as a whole;

(ix)            with respect to a Restricted Subsidiary that is a Subsidiary Guarantor that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuers or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(x)             with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;

(xi)           contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(xii)          on cash or other deposits (1) imposed by persons under contracts entered into in the ordinary course of business or for whose benefit such cash or deposit exists, (2) or in connection with net worth requirements imposed by customers under contracts entered into in the ordinary course of business or (3) that arise in connection with Permitted Investments;

(xiii)          contained in any trading, netting, operating, construction, service, supply, purchase, sale, or other agreement entered into in the ordinary course of business; provided such agreement restricts the encumbrance of solely the property or assets that are the subject of such agreement, the payment rights thereunder or the proceeds thereof; and

(xiv)         any encumbrance or restriction of the type referred to in Section 4.13(a)(i) through (iv) imposed by any extensions, refinancings, renewals or replacements of the contracts, instruments or obligations referred to in clauses (i) through (xiv) of this Section 4.13(b); provided, that the encumbrances and restrictions in any such extensions, refinancings renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are being extended, refinanced, renewed or replaced.

(c)          Nothing contained in this Section 4.13 shall prevent Parent or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of Parent or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this Section 4.13, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness Incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.14         Future Guarantees by Restricted Subsidiaries.

(a)          Parent and the Issuers will cause each Restricted Subsidiary that is not a Guarantor that borrows under or guarantees the Credit Agreement on the Issue Date, and any domestic Restricted Subsidiary that is not a Guarantor that borrows under or guarantees the Credit Agreement or any other Capital Markets Indebtedness, including, but not limited to, the Outstanding Senior Notes, thereafter, to, within 30 days thereof, execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit E to this Indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture.

(b)          Any Subsidiary Guaranty shall provide by its terms that it shall be automatically and unconditionally released and discharged:

(i)             upon any sale, exchange or transfer, to any Person that is not a Subsidiary of Parent or an Issuer of Capital Stock held by Parent or the Restricted Subsidiaries in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by this Indenture) such that, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of Parent or an Issuer,

(ii)            in connection with the merger or consolidation of a Subsidiary Guarantor with (a) Parent, (b) an Issuer or (c) any other Subsidiary Guarantor (provided that the surviving entity remains or becomes a Subsidiary Guarantor),

(iii)           if the Issuers properly designate any Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture,

(iv)           upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,

(v)            upon a liquidation or dissolution of a Subsidiary Guarantor permitted under this Indenture, or

(vi)           upon the release or discharge of the Guaranty or Indebtedness that resulted in the creation of such Subsidiary Guaranty and any other Guaranty by such Subsidiary of the Credit Agreement and any other Capital Markets Indebtedness, except a discharge or release by or as a result of payment under such Guaranty.

(c)          In addition, any Subsidiary Guaranty shall be automatically and unconditionally released and discharged if such Subsidiary ceases to guarantee obligations under the Credit Agreement or ceases to constitute a co-borrower with respect to the Credit Agreement and all guarantees with respect to other Capital Markets Indebtedness are released.

Section 4.15         Reports to Holders.

(a)          Whether or not Opco is then required to file reports with the SEC, Opco shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by Opco with the SEC is not permitted under the Exchange Act, Opco shall, within 15 days after the time Opco would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the Trustee and upon written request supply copies of such documents and reports to any Holder and shall post such documents and reports on Opco’s or Parent’s public website. Opco shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder upon such holder’s written request, without cost to such Holder, copies of such reports and other information provided, that the filing of such reports and other information with the SEC through EDGAR (or any successor electronic reporting system of the SEC accessible to the public without charge) constitutes delivery to the Trustee for purposes of this sentence. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee is not obligated to confirm that Opco has complied with its obligations contained in this Section 4.15 to provide such reports or post such reports and information on its or its Parent’s public website.

(b)          So long as Parent is a Guarantor of the Notes, this Indenture will permit Opco to satisfy its obligations under this Section 4.15 with respect to filing, furnishing, providing or posting documents, reports and other information relating to Opco by Parent’s filing, furnishing, providing or posting, as the case may be, of such documents, reports and other information relating to Parent; provided that, if then required in Parent’s reports, the same is accompanied by consolidating information that explains in reasonable detail and in the same manner described in the Offering Memorandum the differences between the information relating to Parent and its consolidated Subsidiaries on the one hand, and the information relating to Parent, the Issuers and the Subsidiary Guarantors on a standalone basis, on the other hand, as of the ending date of the period covered by such report, which consolidating information shall be presented in accordance with Rule 3-10 of Regulation S-X under the Securities Act, or any successor provision.

(c)          Notwithstanding anything herein to the contrary, the Issuers will not be deemed to have failed to comply with any of their obligations in this Section 4.15 for purposes of Section 6.01(e) until 120 days after the receipt of the written notice delivered thereunder.

(d)          To the extent any information is not provided within the time periods specified in this Section 4.15 and such information is subsequently provided, the Issuers will be deemed to have satisfied their obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 4.16         Suspension of Covenants. During a Suspension Period, Parent and the Restricted Subsidiaries shall not be subject to Sections 4.08, 4.09, 4.11, 4.12, 4.13, 4.14 or 5.01(a)(iii) (each a “Suspended Covenant”). During any Suspension Period, each Guaranty pursuant to Article X shall also be suspended. All other provisions of this Indenture will apply at all times during any Suspension Period so long as any Notes remain outstanding.

“Suspension Period” means any period (1) beginning on the date that:

(A) the Notes have Investment Grade Status;

(B) no Default or Event of Default has occurred and is continuing; and

(C) the Issuers have delivered an Officer’s Certificate to the Trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied;

and (2) ending on the date (any such date, a “Reversion Date”) that the Notes cease to have Investment Grade Status, notice of which shall be provided to the Trustee.

On each Reversion Date, all dividend blockages Incurred during the Suspension Period prior to such Reversion Date shall be deemed to have been outstanding on the Issue Date. On each Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred in compliance with Sections 4.08(a) through (c) (to the extent such Indebtedness would be permitted to be Incurred on the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date) or, to the extent such Indebtedness would not be so permitted to be Incurred in compliance with Sections 4.08(a) through (c) as of the Reversion Date, such Indebtedness will be classified as having been Incurred pursuant to Section 4.08(d)(vii).

For purposes of calculating the amount available to be made as Restricted Payments under Section 4.09(a)(iii), calculations under that clause shall be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (i) through (xvi) of Section 4.09(b), shall reduce the amount available to be made as Restricted Payments under Section 4.09(a)(iv)(3); provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Funds From Operations during the Suspension Period for the purpose of Section 4.09(a)(iv)(3)(A), and (y) the items specified in Sections 4.09(a)(iv)(3)(A), (B), (C), (D) and (E) that occur during the Suspension Period shall increase the amount available to be made as Restricted Payments under Section 4.09(a)(iv)(3). Any Restricted Payment made during the Suspension Period that is of the type described in Section 4.09(b) (other than the Restricted Payment referred to in clauses (i) or (ii) of Section 4.09(b) or any exchange for, or out of the proceeds of Capital Stock for Capital Stock or Indebtedness referred to in clause (iv) or (v) of Section 4.09(b)), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iv) and (v) of Section 4.09(b) (adjusted to avoid double counting) shall not be included in calculating the amounts permitted to be Incurred under Section 4.09(a)(iv)(3) on each Reversion Date.

For purposes of Section 4.11, on each Reversion Date, the unutilized Excess Proceeds shall be reset to zero.

Subject to the foregoing, no Default or Event of Default shall be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by Parent or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period.

The Trustee shall have no obligation to (i) independently determine or verify if a Suspension Period or a Reversion Date has occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on Parent and its Restricted Subsidiaries’ future compliance with covenants or (iii) notify Holders of the commencement of the Suspension Period or the Reversion Date.

Section 4.17         Limitation on Activities of Finco.

Finco may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Stock to Opco or any Wholly Owned Restricted Subsidiary of Opco, (2) the Incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Credit Agreement and any other Indebtedness that is permitted to be Incurred under Section 4.08; provided that the net proceeds of such Indebtedness are not retained by Finco, and (3) activities incidental thereto. Neither Parent nor any Restricted Subsidiary shall engage in any transaction with Finco in violation of the immediately preceding sentence.

Section 4.18         Financial Calculations for Limited Condition Transactions. In connection with any Limited Condition Transaction (including any financing thereof), at the Issuers’ election, (a) compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the date a definitive agreement for such Limited Condition Transaction is entered into (the “effective date”) and not as of any later date as would otherwise be required under this Indenture, and (b) any calculation contemplated by Section 4.08 or any amount based on a percentage of Consolidated EBITDA or any other determination under any basket or ratio under this Indenture, may be made as of such effective date, giving pro forma effect to such Limited Condition Transaction and any related transactions (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the effective date. If the Issuers make such an election, any subsequent calculation of any such ratio, basket and/or percentage (unless the definitive agreement for such Limited Condition Transaction expires or is terminated without its consummation) shall be calculated on an equivalent pro forma basis; provided, however, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuers may elect, in their sole discretion, to re-determine all such calculations, baskets or ratios on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable effective date for purposes of such calculations, baskets or ratios or (b) if any ratios or calculations improve or baskets increase, such improved ratios, calculations or baskets may be utilized.

Article V

SUCCESSOR CORPORATION

Section 5.01         Consolidation, Merger and Sale of Assets.

(a)          Neither Parent nor any Issuer shall consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially of it and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Restricted Subsidiary) to merge with or into it unless:

(i)             Parent or such Issuer shall be the continuing Person, or the Person (if other than Parent or such Issuer) formed by such consolidation or into which Parent or such Issuer is merged or that acquired such property and assets of Parent or such Issuer shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of Parent or such Issuer with respect to the Notes and under this Indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof that shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Issuer with respect to the Notes and under this Indenture);

(ii)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)           immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, on a pro forma basis Parent or the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, (a) could Incur at least $1.00 of Indebtedness under paragraphs (a) and (c) of Section 4.08 or (b) the ratios in Sections 4.08(a) and 4.08(c) are greater than or equal to the ratios immediately prior to such transaction; provided, however, that this clause (iii) shall not apply to a consolidation or merger with or into Parent, an Issuer or a Wholly Owned Restricted Subsidiary; and

(iv)           the Issuers deliver to the Trustee an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii) above if applicable) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, or the Person (if other than Parent or an Issuer) formed by such consolidation or into which such Issuer is merged or that acquired all or substantially all property and assets of Parent and the Restricted Subsidiaries;

provided, however, that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of Parent or an Issuer; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

(b)          Parent and the Issuers shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its property and assets to any Person, unless:

(i)             the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the Notes or its Subsidiary Guaranty, as applicable; provided, however, that the foregoing requirement shall not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to Parent or an Issuer or an Affiliate of Parent or an Issuer), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Issuers provide an Officer’s Certificate to the Trustee to the effect that the Issuers will comply with their obligations under Section 4.11;

(ii)            immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(iii)           the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, Parent and the surviving Persons.

(c)          Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of Parent or an Affiliate of a Restricted Subsidiary or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor, a Parent or the Issuers or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

(d)          Upon any such consolidation, combination or merger of an Issuer or a Guarantor, or any such sale, conveyance, transfer or other disposition of all or substantially all of the assets of an Issuer in accordance with this Section 5.01, in which such Issuer or such Guarantor is not the continuing obligor under the Notes or its Guaranty, the surviving entity formed by such consolidation or into which such Issuer or such Guarantor is merged or the entity to which the sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture, the Notes and such Guaranty with the same effect as if such surviving entity had been named therein as such Issuer or such Guarantor and such Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guaranty, as the case may be, and all of such Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guaranty, if applicable.

Article VI

DEFAULT AND REMEDIES

Section 6.01         Events of Default. Each of the following is an “Event of Default”:

(a)          default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(b)         default in the payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

(c)          Parent or Restricted Subsidiaries do not comply with their obligations under Section 5.01;

(d)          the Issuers fail to make or consummate a Change of Control Offer following a Change of Control Triggering Event when required under Section 4.07;

(e)          Parent or Restricted Subsidiaries default in the performance of or breach any other covenant or agreement of Parent or the Restricted Subsidiaries in this Indenture or under the Notes (other than a default specified in clause (a), (b), (c) or (d) above) and such default or breach continues for 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(f)           there occurs with respect to any issue or issues of Indebtedness of Parent, an Issuer or any Significant Subsidiary having an outstanding principal amount of $110,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

(i)             an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

(ii)            the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(g)          any final and non-appealable judgment or order for the payment of money (not covered by insurance) in excess of $110,000,000 in the aggregate for all such final judgments or orders against all such Persons:

(i)             shall be rendered against Parent, an Issuer or any Significant Subsidiary and shall not be paid or discharged and

(ii)            there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $110,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(h)          a court of competent jurisdiction enters a decree or order for:

(i)             relief in respect of Parent, an Issuer or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,

(ii)            appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary or

(iii)           the winding up or liquidation of the affairs of Parent, an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(i)          Parent, an Issuer or any Significant Subsidiary:

(i)             commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(ii)            consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, an Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of Parent, an Issuer or such Significant Subsidiary or

(iii)           effects any general assignment for the benefit of its creditors.

Section 6.02         Acceleration. If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 that occurs with respect to an Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) of Section 6.01 shall be remedied or cured by Parent or the relevant Issuer or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (h) or (i) of Section 6.01 occurs with respect to Parent or an Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Notwithstanding the foregoing, a notice of any Default may not be given with respect to any action taken, and reported publicly or to Holders in reasonable detail and good faith, more than two years prior to such notice of any Default, and any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction. In addition, any notice of any Default or notice of acceleration or instruction to the Trustee to provide a notice of any Default or notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuers and the Trustee that such Holder is not (or, in the case such Holder is the Depository Trust Company or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of any Default (a “Default Direction”) shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuers with such other information as the Issuers may reasonably request in order to verify the accuracy of such Holder’s Position Representation within five Business Days of any request therefor (a “Verification Covenant”). In any case in which the Holder is the Depository Trust Company or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depository Trust Company or its nominee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Issuers have filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuers, any Holder or any other Person in acting in good faith on a Noteholder Direction. Further, for the avoidance of doubt, the requirements of this paragraph shall only apply to Noteholder Directions as defined herein and do not apply to any other directions given by Holders given to the Trustee under this Indenture. Each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. Each Issuer hereby waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this section/subsection, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Trustee shall have no liability whatsoever for acting in accordance with the requirements of this section and may conclusively rely on such Position Representation without any duty of further verification or inquiry whatsoever.

Section 6.03         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults. Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(a) or (b). The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

Section 6.05         Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction received from the Holders of Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06         Limitation on Suits. No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(a)          the Holder gives the Trustee written notice of a continuing Event of Default;

(b)          the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)          such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)          during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

Section 6.07         Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08         Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, their respective agents and counsel, and any other amounts due the Trustee under or Agent hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

Section 6.10         Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee, in each of its capacities under this Indenture, for amounts due hereunder, including under Section 7.07;

Second: to the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

Third: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Article VII

TRUSTEE

Section 7.01         Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)          Except during the continuance of an Event of Default:

(i)             The Trustee need perform only those duties as are specifically set forth herein and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(ii)            In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)          Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)             This paragraph does not limit the effect of Section 7.01(b).

(ii)            The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or unless otherwise agreed with the Issuers.

(g)          In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02         Rights of Trustee. Subject to Section 7.01:

(a)          The Trustee may rely conclusively on any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)          The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)          The Trustee shall not be bound to confirm or make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers.

(h)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)           Except with respect to Sections 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article IV and Article V. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(a) or 6.01(b) or (ii) any Default or Event of Default actually known to a Responsible Officer.

(k)          The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l)           In no event shall the Trustee or an Agent be responsible or liable for special, indirect, consequential, punitive or incidental loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)         No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of their respective duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon them.

(n)          If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event.

(o)          Any request or direction of an Issuer or other Person mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or certificate of an Officer of such other Person and any resolution of the Board of Directors of an Issuer or of such other Person may be sufficiently evidenced by a board resolution certified by the secretary or assistant secretary (or similar officer) of such Person.

Section 7.03         Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee shall comply with Sections 7.10 and 7.11.

Section 7.04         Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

Section 7.05         Notice of Default. If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 7.02(j), the Trustee shall mail or otherwise provide in accordance with the procedures of the Depository to each Holder notice of the uncured Default within 60 days after the Trustee is deemed to know such Default occurred. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment pursuant to an Asset Sale Offer and/or Change of Control Offer or a Default in complying with the provisions of Article V, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06         [Reserved].

Section 7.07         Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, costs, fees and expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence or willful misconduct as determined by a final non-appealable decision of a court of competent jurisdiction. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuers shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence or willful misconduct on their part, as determined by a final non-appealable decision of a court of competent jurisdiction, arising out of or in connection with this Indenture including the reasonable costs and expenses (including, but not limited to, reasonable attorney’s fees and expenses, court costs and expenses) of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder, under the Notes and any Guaranty (whether asserted by any Holder, the Issuers, the Guarantors or otherwise). The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. Failure to provide such notice shall not relieve the Issuers of their obligations in this Section 7.07 unless the failure to notify the Issuers impairs the Issuers’ ability to defend such claim. The Issuers may, at the request of the Trustee, defend the claim and the Trustee shall cooperate in the defense; provided that the Trustee and its agents subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if the Issuers assume the Trustee’s defense and there is no conflict of interest between the Issuers and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuers need not pay for any settlement made without their written consent. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct as determined by a final non-appealable decision of a court of competent jurisdiction.

Notwithstanding anything to the contrary in this Indenture, to secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(h) or 6.01(i) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and the appointment of a successor Trustee.

Section 7.08         Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with 60 days prior written notice by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee and may appoint a successor Trustee. The Issuers may remove the Trustee if:

(a)          the Trustee fails to comply with Section 7.10;

(b)          the Trustee is adjudged a bankrupt or an insolvent;

(c)          a receiver or other public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, Parent shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 7.08. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by action of the Holders of a majority in principal amount of the outstanding Notes delivered to Parent and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of this Section 7.08, become the successor Trustee and to that extent supersede the successor Trustee appointed by Parent. If no successor Trustee shall have been so appointed by Parent or the Holders and accepted appointment in the manner required by this Section 7.08, then, subject to Section 6.11 any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail (or otherwise deliver in accordance with the procedures of the Depository) notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuers.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09         Successor Trustee by Merger, Etc. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.10         Eligibility, Disqualification. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its corporate parent) of at least $150,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.11         Preferential Collection of Claims Against the Issuers. The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

Article VIII

DISCHARGE OF INDENTURE, DEFEASANCE

Section 8.01         Termination of the Issuers’ Obligations. The Issuers may terminate their obligations under the Notes and this Indenture and the obligations of the Guarantors under its Guaranty and this Indenture, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

(a)          either

(i)             all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)            all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)          the Issuers have paid all other sums payable under this Indenture by Parent, the Issuers and the Subsidiary Guarantors, and

(c)          the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

In the case of clause (ii) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.05, 2.06, 2.07, 2.08, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified above.

Funds delivered to the Trustee under this section shall be held by the Trustee uninvested.

Section 8.02         Legal Defeasance and Covenant Defeasance.

(a)          The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b)          Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and each Guaranty, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under each Guaranty and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)             the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii)            the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof;

(iii)           the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(iv)           the provisions of this Article VIII applicable to Legal Defeasance.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

(c)          Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuers), 4.04, 4.07 through 4.17 and clause (iii) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (c), (d), (e), (f) and (g) of Section 6.01 shall not constitute Events of Default.

Section 8.03         Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

(a)          the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank selected by the Issuers, to pay the principal of and interest and premium, if any, on the Notes on the stated date for payment or on the redemption date of the Notes;

(b)          in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States of America confirming that:

(i)             the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(ii)            since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)          in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders and beneficial owners will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(d)          no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith);

(e)          the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith);

(f)           the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others; and

(g)          the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with.

Section 8.04         Application of Trust Money. Subject to Section 8.05, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuers.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.05         Repayment to the Issuers. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to such money shall look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 8.06         Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture, the Notes and any Guaranty shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article VIII; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

Article IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01         Without Consent of Holders.

(a)          Parent, the Issuers, the Subsidiary Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or any Guaranty without notice to or consent of any Holder:

(i)             to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)            to provide for the assumption by a successor corporation of the obligations of Parent, the Issuers or any Subsidiary Guarantor under this Indenture;

(iii)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iv)           to add Guarantees with respect to the Notes, including any Subsidiary Guaranty or to secure the Notes;

(v)            to add to the covenants of Parent or a Restricted Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon Parent or a Restricted Subsidiary;

(vi)           to make any change that does not adversely affect the rights of any Holder in any material respect, as evidenced by an Officer’s Certificate delivered to the Trustee (upon which it may fully rely);

(vii)          to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(viii)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(ix)            to conform the text of this Indenture or any Guaranty or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum;

(x)             to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(xi)            to provide for a reduction in the minimum denominations of the Notes;

(xii)           to comply with the rules of any applicable securities depositary; or

(xiii)          to provide for the issuance of Additional Notes and any related Guaranty in accordance with the limitations set forth in this Indenture.

Section 9.02         With Consent of Holders.

(a)          Subject to Section 6.07, the Issuers, the Guarantors and the Trustee, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may amend or supplement this Indenture, the Notes or any Guaranty, without notice to or the consent of any other Holders. Subject to Section 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or any Guaranty without notice to or the consent of any other Holders.

(b)          Notwithstanding Section 9.02(a), without the consent of each Holder affected thereby, no amendment or waiver may:

(i)             change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(ii)            reduce the principal amount of, or premium, if any, or interest on, any Note;

(iii)           change the place of payment of principal of, or premium, if any, or interest on, any Note;

(iv)           impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Note;

(v)            reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(vi)           waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(vii)          voluntarily release a Guarantor of the Notes, except as permitted by this Indenture;

(viii)         reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary, pursuant to Sections 6.02 and 6.04, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults; or

(ix)            modify or change any provisions of this Indenture affecting the ranking of the Notes as to right of payment or any Guaranty thereof in any manner adverse to the Holders of the Notes.

(c)          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d)          A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(e)          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall provide to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03         Compliance with the Trust Indenture Act. If this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or any Guaranty shall comply with the Trust Indenture Act as then in effect.

Section 9.04         Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (ix) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05         Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06         Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and all conditions precedent thereto have been complied with. Such Opinion of Counsel shall be at the expense of the Issuers.

Article X

GUARANTY

Section 10.01       Guaranty. Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal (and any premium) of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Guaranty shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guaranty.

Section 10.02         Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guaranty of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guaranty or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to any Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent transfer or conveyance or such unlawful shareholder distribution. Each Guarantor that makes a payment for distribution under its Guaranty is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Section 10.03         Execution and Delivery of Guaranty. To evidence its Guaranty set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guaranty substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer.

Each Guarantor hereby agrees that its Guaranty set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty.

If an Officer whose signature is on this Indenture or on the Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantors.

In addition, Parent and the Issuers shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.14, and each Subsidiary of Parent that Parent or the Issuers cause to become a Subsidiary Guarantor pursuant to Section 4.14, to promptly execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit E to this Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Subsidiary Guaranty on substantially the terms set forth in this Article X. Concurrently therewith, the Issuers shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Restricted Subsidiary.

Section 10.04         Release of a Guarantor. A Guarantor shall be automatically and unconditionally released from its obligations under its Guaranty and its obligations under this Indenture in the event of:

(a)          any sale, exchange or transfer, to any Person that is not a Subsidiary of Parent or an Issuer of Capital Stock held by Parent or the Restricted Subsidiaries in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by this Indenture) such that, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of Parent or an Issuer,

(b)          in connection with the merger or consolidation of a Subsidiary Guarantor with (a) Parent, (b) an Issuer or (c) any other Subsidiary Guarantor (provided that the surviving entity remains or becomes a Subsidiary Guarantor),

(c)          if the Issuers properly designate any Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture,

(d)          upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,

(e)          upon a liquidation or dissolution of a Subsidiary Guarantor permitted under this Indenture, or

(f)          upon the release or discharge of the Guaranty or Indebtedness that resulted in the creation of such Subsidiary Guaranty and any other Guaranty by such Subsidiary of the Credit Agreement and any other Capital Markets Indebtedness, except a discharge or release by or as a result of payment under such Guaranty.

The Trustee may execute an appropriate instrument prepared by the Issuers evidencing the release of a Guarantor from its obligations under its Guaranty and this Indenture upon receipt of a request by the Issuers or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuers.

Subject to Article V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into an Issuer (in which case such Guarantor shall no longer be a Guarantor) or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Issuer or another Guarantor.

Article XI

MISCELLANEOUS

Section 11.01         Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

Section 11.02         Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopy or email or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuers:

RHP Hotel Properties, LP
RHP Finance Corporation
c/o Ryman Hospitality Properties, Inc.
One Gaylord Drive
Nashville, Tennessee 37214
Facsimile No.: (615) 316-6544
Attention: Scott Lynn, General Counsel

with a copy to:

Bass, Berry & Sims PLC
21 Platform Way South, Suite 3500
Nashville, Tennessee 37203
Facsimile No.: (615) 742-6293
Attention: F. Mitchell Walker, Jr.

and a copy to:

Bass, Berry & Sims PLC

21 Platform Way South, Suite 3500

Nashville, Tennessee 37203

Facsimile No.: (615) 742-6293

Attention: Lori Morgan

If to Parent or any other Guarantor:

Ryman Hospitality Properties, Inc.
One Gaylord Drive
Nashville, Tennessee 37214
Facsimile No.: (615) 316-6544
Attention: Scott Lynn, General Counsel

with a copy to:
Bass, Berry & Sims PLC
21 Platform Way South, Suite 3500
Nashville, Tennessee 37203
Facsimile No.: (615) 742-6293
Attention: F. Mitchell Walker, Jr.

and a copy to:

Bass, Berry & Sims PLC

21 Platform Way South, Suite 3500

Nashville, Tennessee 37203

Facsimile No.: (615) 742-6293

Attention: Lori Morgan

if to the Trustee:

U.S. Bank Trust Company, National Association
111 Fillmore Avenue E
EP-MN-WS3C
Saint Paul, MN 55107-1419
Fax No.: (651) 466-7430
Attn: Corporate Trust Services, Ryman Administrator

Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder (whether by mail or otherwise), so long as no Physical Notes are outstanding such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depository.

Section 11.03         Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or any Guaranty. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

Section 11.04         Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(a)          an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05       Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.05, shall include:

(a)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d)          a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 11.06         Rules by Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

Section 11.07         Legal Holidays. In any case where any date on which a payment under this Indenture is required to be made shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the first such date, and no interest shall accrue on such payment for the intervening period.

Section 11.08         Governing Law; Waiver of Jury Trial. This Indenture, the Notes and any Guaranty will be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, any Guaranty or the transaction contemplated hereby.

Section 11.09         No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10         No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in this Indenture, or in any of the Notes or Guaranties or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

Section 11.11         Successors. All agreements of the Issuers and the Subsidiary Guarantors in this Indenture, the Notes and any Guaranty shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12         Duplicate Originals; Electronic Signatures. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture. Notwithstanding anything to the contrary in this Section 11.12, this Indenture and any notice or other communication sent to the Trustee hereunder requiring a signature must be signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing by the Trustee from time to time). Issuers agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11.13         Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in any Guaranty shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 11.14         U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.15         Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

RHP HOTEL PROPERTIES, LP
as Issuer

By:	RHP Partner, LLC,
as sole general partner of RHP Hotel Properties, LP

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RHP FINANCE CORPORATION
as Issuer

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RYMAN HOSPITALITY PROPERTIES,INC.
as Parent and a Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President and Chief Executive Officer

[Signature Page to Indenture]

AURORA CONVENTION CENTER HOTEL, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

AURORA CONVENTION CENTER HOTEL INVESTORS, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

OPRYLAND HOSPITALITY, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RHPAHP, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RHP HOTELS, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

[Signature Page to Indenture]

RHP PARTNER, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RHP PROPERTY AR, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RHP PROPERTY GP, LP
as Guarantor

By:	Opryland Hospitality, LLC,
as sole general partner of RHP Property GP, LP

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RHP PROPERTY GT, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

[Signature Page to Indenture]

RHP PROPERTY GT, LP
as Guarantor

By:	Opryland Hospitality, LLC,
as sole general partner of RHP Property GT, LP

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RHP PROPERTY NH, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

RHP PROPERTY SA, LLC
as Guarantor

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Joshua A. Han
	Name:	Joshua A. Hahn
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

RHP HOTEL PROPERTIES, LP
RHP FINANCE CORPORATION
6.250% Senior Notes due 2035

CUSIP No.

No. [ ] $[ ]

RHP HOTEL PROPERTIES, LP, a Delaware limited partnership, and RHP FINANCE CORPORATION, a Delaware corporation (the “Issuers”), for value received promise to pay to Cede & Co., or its registered assigns, the principal sum of [ ] DOLLARS ($[__]) [or such other amount as is provided in a schedule attached hereto]1 on February 15, 2035.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2027.

Record Dates: February 1 and August 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

RHP HOTEL PROPERTIES, LP
RHP FINANCE CORPORATION
as Issuers,

By:
Name:
Title:

1 This language should be included only if the Note is issued in global form.

[FORM OF] TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 6.250% Senior Notes due 2035 described in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee,

By:
Authorized Signatory

(Reverse of Note)

6.250% Senior Notes due 2035

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1.         Interest. RHP Hotel Properties, LP, a Delaware limited partnership, and RHP Finance Corporation, a Delaware corporation (the “Issuers”), promise to pay interest on the principal amount of this Note at 6.250% per annum from August 25, 2026, until maturity. The Issuers will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing February 15, 2027. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 25, 2026. The Issuers shall pay interest on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.         Method of Payment. The Issuers will pay interest on the Notes to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose [except that, at the option of the Issuers, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Notes].2 Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

SECTION 3.         Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, Parent or any of its Subsidiaries may act in any such capacity.

SECTION 4.         Indenture. The Issuers issued the Notes under an Indenture, dated as of August 25, 2026 (“Indenture”) by and among the Issuers, Ryman Hospitality Properties, Inc., a Delaware corporation, as a Guarantor, the other Guarantors and the Trustee. Subject to the terms of the Indenture, the Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

2 To be included only in Physical Notes.

SECTION 5.         Optional Redemption. Prior to August 15, 2029, the Issuers will be entitled at their option to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium as of, and any accrued and unpaid interest, if any, up to, but excluding, the Redemption Date (subject to the right of each Holder on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

On or after August 15, 2029, the Issuers may redeem the Notes in whole or from time to time in part, at the Redemption Prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, up to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2029	103.125%
2030	101.563%
2031 and thereafter	100.000%

SECTION 6.         Optional Redemption upon Equity Offerings. At any time prior to August 15, 2029, the Issuers may redeem, on any one or more occasions, with all or a portion of the net cash proceeds of one or more Equity Offerings (within 90 days of the consummation of any such Equity Offering), up to 40% of the aggregate principal amount of the Notes (including any Additional Notes) at a Redemption Price (expressed as a percentage of the aggregate principal amount of the Notes so redeemed) equal to 106.250% plus accrued and unpaid interest, if any, up to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Notes must remain outstanding immediately after each such redemption.

SECTION 7.         Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Notes register, not more than 60 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by the holder to be redeemed and the conditions precedent, if any, to the redemption. If the Redemption Price is not ascertainable at the time of notice, a notice of redemption shall instead include a brief summary of the manner of calculation of the Redemption Price and a supplemental notice will be given to the Holders (with a copy to the Trustee) upon such Redemption Price becoming ascertainable. No Notes of $2,000 or less shall be redeemed in part. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to Section 3.04 of the Indenture.

Notice of any Special Mandatory Redemption shall be sent in accordance with Section 3.08(a) of the Indenture.

SECTION 8.         Mandatory Redemption and Sinking Fund Payments. Except as set forth in Section 3.08 of the Indenture, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes. The Issuers shall not be required to make sinking fund payments with respect to the Notes.

SECTION 9.         Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Issuers will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the date of repurchase.

The Issuers are, subject to certain conditions and exceptions set forth in the Indenture, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the date of repurchase, with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

SECTION 10.         Denominations, Transfer Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 11.         Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12.         Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guaranties as provided in the Indenture.

SECTION 13.         Defaults and Remedies. If an Event of Default occurs and is continuing (other than as specified in clauses (h) and (i) of Section 6.01 that occurs with respect to an Issuer), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately in accordance with the provisions of Section 6.02. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (h) or (i) of Section 6.01, with respect to an Issuer, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest in accordance with Section 7.05. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(a) and (b).

SECTION 14.         Restrictive Covenants. The Indenture contains certain covenants as set forth in Article IV of the Indenture.

SECTION 15.         No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in the Indenture, or in any of the Notes or any Guaranty or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 16.         Guaranties. This Note will be entitled to the benefits of certain Guaranties made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 17.         Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 18.         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 19.         CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 20.         Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guaranty:
Participant in a recognized Signature Guaranty Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1) ☐          to the Issuers or a subsidiary thereof; or

(2) ☐         to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3) ☐         outside the United States to a non-“U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(4) ☐         pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5) ☐         pursuant to an effective registration statement under the Securities Act;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuers as defined in Rule 144 under the Securities Act (an “Affiliate”):

(6) ☐         The transferee is an Affiliate of the Issuers.

Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Issuers has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items (1) through (5) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guaranty:
Medallion Program (or other signature	Participant in a recognized Signature Guaranty guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.11 of the Indenture, check the appropriate box:

Section 4.07 ☐         Section 4.11 ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.11 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof): $___________

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guaranty:
Medallion Program (or other signature	Participant in a recognized Signature Guaranty guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE3

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of the Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee of Note custodian

3 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGENDS

Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 2.15(e) of the Indenture:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUERS THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE LATER OF THE ONE YEAR ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR OF ANY ADDITIONAL NOTES OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN:

(1)          TO THE ISSUERS,

(2)          SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),

(3)          IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),

(4)          TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE,

(5)          PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR

(6)          PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS REQUIRED UNDER THE INDENTURE TO CONFIRM THAT THE TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Global Note authenticated and delivered hereunder shall also bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.15 OF THE INDENTURE.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

EXHIBIT C

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

[    ],[ ]

U.S. Bank Trust Company, National Association

111 Fillmore Avenue

St. Paul, MN 55107

Attention: [   ]

Facsimile: [   ]

Re:	RHP Hotel Properties, LP and

RHP Finance Corporation (the “Issuers”)

6.250% Senior Notes due 2035 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You, as Trustee, the Issuers, counsel for the Issuers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

C-1

Very truly yours

[Name of Transferor]

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF GUARANTY

For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuers under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article X thereof, and this Guaranty. This Guaranty will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guaranty shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of August 25, 2026, among RHP Hotel Properties, LP, a Delaware limited partnership (“Opco”), RHP Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”, each, an “Issuer”), Ryman Hospitality Properties, Inc., a Delaware corporation (the “Parent”), as Guarantor, each of the other Guarantors named herein, as Guarantors, and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guaranty and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guaranty and all of the other provisions of the Indenture to which this Guaranty relates.

No director, officer, employee, incorporator, stockholder or controlling person or any successor Person thereof of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors’ Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guaranty is subject to release upon the terms set forth in the Indenture.

D-1

IN WITNESS WHEREOF, each Guarantor has caused its Guaranty to be duly executed.

[ ]

By:
Name:

D-2

EXHIBIT E

Form of Supplemental Indenture in Respect of Subsidiary Guaranty

SUPPLEMENTAL INDENTURE, dated as of [_________] (this “Supplemental Indenture”), among [name of Subsidiary Guarantor(s)] (the “Subsidiary Guarantor(s)”), RHP Hotel Properties, LP, a Delaware limited partnership (“Opco”) RHP Finance Corporation, a Delaware corporation (“Finco” and, together with Opco, the “Issuers”, each, an “Issuer”), Ryman Hospitality Properties, Inc., a Delaware corporation (the “Parent”), as Guarantor, each other then existing Guarantor under the Indenture referred to below (together with Parent, the “Existing Guarantors”), and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuers, any Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of August 25, 2026 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 6.250% Senior Notes due 2035 of the Issuers (the “Notes”);

WHEREAS, Section 4.14 of the Indenture provides that the Issuers are required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor(s) shall guarantee the Obligations of the Issuers pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein and in Article X of the Indenture;

WHEREAS, [each] Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Issuers, the obligations hereunder of which such Subsidiary Guarantor has guaranteed; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor(s), the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.	Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.	Agreement to Guarantee. [The] [Each] Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors and irrevocably, fully and unconditionally, to Guarantee the Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3.	Termination, Release and Discharge. [The] [Each] Subsidiary Guarantor’s Subsidiary Guaranty shall terminate and be of no further force or effect, and [the] [each] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guaranty, as and when provided in Section 10.04 of the Indenture.

4.	Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Subsidiary Guarantor’s Subsidiary Guaranty or any provision contained herein or in Article X of the Indenture.

5.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE SUPPLEMENTAL GUARANTIES OR THE TRANSACTIONS CONTEMPLATION HEREBY.

6.	Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.	Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.	Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF SUBSIDIARY GUARANTOR(S)]
as Subsidiary Guarantor

By:
Name:
Title:

RHP HOTEL PROPERTIES, LP

By:	RHP Partner, LLC,
as sole general partner of RHP Hotel Properties, LP

By:
Name:
Title:

RHP FINANCE CORPORATION

By:
Name:
Title:

RYMAN HOSPITALITY PROPERTIES,INC.

By:
Name:
Title:

AURORA CONVENTION CENTER HOTEL, LLC

By:
Name:
Title:

AURORA CONVENTION CENTER HOTEL INVESTORS, LLC

By:
Name:
Title:

OPRYLAND HOSPITALITY, LLC

By:
Name:
Title:

RHPAHP, LLC

By:
Name:
Title:

RHP HOTELS, LLC

By:
Name:
Title:

RHP PARTNER, LLC

By:
Name:
Title:

RHP PROPERTY AR, LLC

By:
Name:
Title:

RHP PROPERTY GP, LP

By:	Opryland Hospitality, LLC, as sole general partner of RHP Property GP, LP

By:
Name:
Title:

RHP PROPERTY GT, LLC

By:
Name:
Title:

RHP PROPERTY GT, LP
By:	Opryland Hospitality, LLC, as sole general partner of RHP Property GT, LP

By:
Name:
Title:

RHP PROPERTY NH, LLC

By:
Name:
Title:

RHP PROPERTY SA, LLC

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title: